Exhibit 10.1

PURCHASE AND SALE AGREEMENT

(Area 1 University Town Center Shopping Center)

THIS PURCHASE AND SALE AGREEMENT (together with all exhibits attached hereto and any and all amendments hereto made in accordance with the terms hereof, this “Agreement”) is made and entered into as of the 23rd day of December, 2010, by and among INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, its successors, legal representatives and permitted assigns (“Purchaser”) and UTC I, LLC, an Oklahoma limited liability company (“Seller”).

RECITALS:

A.

Seller is the owner of that certain real property located at 1580 24th Avenue NW, Norman, Oklahoma, on which Seller has developed a retail shopping center, known as “Area 1A and 1B of University Town Center” (the “Shopping Center”).  Said land is more particularly described on Exhibit A and detailed on Exhibit O (Site Plan) which are both attached hereto and is hereinafter referred to as the “Land.”

B.

Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, the Land and any improvements thereon in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Definition of Certain Terms.

For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the meanings hereinafter set forth (such meanings to be applicable to the singular and plural forms of such terms and the masculine and feminine forms of such terms):

(a)

The term “Governmental Authorities” shall mean any board, bureau, commission, department or body of any municipal, township, county, city, state or federal governmental unit, or any subdivision thereof, having or acquiring jurisdiction over the Property or the ownership, management, operation, use or improvement thereof.

(b)

The term “Hazardous Conditions” refers to the presence on, in or about the Property (including ground water) of Hazardous Materials, the concentration, condition, quantity, location or other characteristic of which fails to comply with the standards applicable, relevant or appropriate under applicable environmental laws.

(c)

The term “Hazardous Materials” shall mean any chemical, substance, waste, material, equipment or fixture defined as hazardous, toxic, a pollutant, a contaminant, or otherwise regulated under any environmental law, including but not limited to, petroleum and petroleum products, waste oil, halogenated and non-halogenated solvents, PCB’s and asbestos.

(d)

The term “Leases” shall mean those leases to the tenants listed on Exhibit B attached hereto (“Existing Leases”) and New Leases (as defined in Section 6(e)) entered into after the date hereof pursuant to Section 6(e).

(e)

The term “Personal Property” shall mean: (i) all signs, supplies, tools, decorations, furniture, furnishings, fixtures, equipment, machinery, landscaping and other tangible personal property owned by Seller in connection with the leasing, management, operation, maintenance and repair of the Property, excluding, however, those items of personal property specifically identified on Exhibit H attached hereto; and (ii) all of Seller’s right, title and interest in and to the name: “University Town Center,” and the Leases and Contracts (hereinafter defined).

(f)

The term “Property” shall mean, collectively, the Real Property and Personal Property.

(g)

The term “Real Property” shall mean the Land and all improvements thereon, including Seller’s interest in any easements, covenants and other rights appurtenant to such land and any land lying in the bed of any street, road, avenue or alley adjoining such Land.

(h)

The term “Study Materials” means all materials relating to the Property delivered by Seller, or any agent or representative of either Seller, to Purchaser, together with copies of all title reports, surveys, plans, documents, and reports or test results developed by Purchaser and/or its agents and contractors in connection with the Property.

2.

Purchase of the Property. On or prior to the Closing Date (as defined in Section 13(a)), and subject to the terms and conditions set forth in this Agreement, Seller shall sell, transfer, assign and convey to Purchaser, and Purchaser shall purchase and accept the sale, transfer, assignment and conveyance from Seller of, and assume the obligations of Seller arising from or otherwise relating to, the following:

(a)

the Property (including, without limitation, the Leases); and

(b)

all right, title and interest of Seller in and to the contracts and agreements set forth in Exhibit C attached hereto which are still in effect as of the Closing Date, if any (“Contracts”).

3.

Purchase Price and Terms of Payment.

(a)

Subject to adjustment as provided below, the aggregate price (“Purchase Price”) of the Property shall be Thirty-Four Million One Hundred Thirty-One Thousand and No/100 Dollars ($34,131,000.00), subject to adjustments and prorations as set forth in this Agreement.

(b)

The Purchase Price shall be unconditionally and irrevocably paid by Purchaser (and by no other person or entity except as permitted hereunder) as follows:

(i)

Deposit.  Within five (5) business days after full execution of this Agreement, Purchaser shall deposit with Chicago Title & Trust Company, 171 North Clark Street, Chicago, IL, 60601, Attn: Nancy Castro, (Fax: 312-223-3409) (“Escrow Agent”) in cash or Federal wire funds the sum of One Million and No/100 Dollars ($1,000,000.00) (the “Deposit”), which Deposit shall be held and disbursed by Escrow Agent in accordance with the terms and provisions of the Escrow Agreement attached hereto as Exhibit D. Immediately upon receipt of the Deposit, Escrow Agent shall confirm in writing to Seller and Purchaser that it has received and is holding the Deposit.  In the event Purchaser fails to deliver the Deposit to Escrow Agent as and when required pursuant hereto, time being of the essence, this Agreement shall be deemed null and void and of no further force and effect, and the parties shall have no further rights or obligations hereunder.

(ii)

Remainder of Purchase Price.  A condition precedent to the obligation of Purchaser to close the transaction described by this Agreement is that Purchaser secure (as evidenced by a commitment letter signed by Purchaser (or its nominee) and Lender (as defined below)) a non-recourse (except for standard carve-outs) loan (the “Loan”) from Bank of Oklahoma, N.A. (”Lender”) on terms and conditions acceptable to Purchaser (the “Loan Commitment Condition Precedent”).  An additional condition precedent to the obligation of Purchaser to close the transaction described by this Agreement is that the Lender funds the Loan at Closing on terms consistent with the approved commitment letter (the “Loan Funding Condition Precedent”).  Subject to the terms of the immediately preceding 2-sentences, Purchaser shall otherwise unconditionally and irrevocably pay to Seller the balance of the Purchase Price (if the Deposit is paid to Seller on the Closing Date, and subject to prorations as described in Section 13, and further subject to the terms of Section 20) on the Closing Date in cash or by Federal wire funds, which constitute legal tender in the United States for all debts and dues, public and private at the time of payment.  TIME BEING OF THE ESSENCE.

4.

Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser, all of which are made as of the date hereof and shall be true and correct on the Closing Date, which shall survive the Closing Date for a period of six (6) months:

(a)

Seller is a limited liability company, existing and in good standing under the laws of the State of Oklahoma.  This Agreement and the Seller Closing Documents (hereinafter defined) are, or will be when executed and delivered by Seller, legally binding on, and enforceable against, Seller in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, receivership and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity.

(b)

To the best of Seller’s knowledge and belief, Exhibit B attached hereto is a true and complete Rent Roll, which describes in all material respects all Leases at the Property.  Seller will make available for review by Purchaser a copy of each Lease (including any amendments thereto) which is in Seller’s possession.  To the best of Seller’s knowledge and belief, (i) Seller has not received any notices under the Leases alleging that the landlord under the Leases is in default of its obligations thereunder which alleged defaults have not previously been cured, (ii) each of the tenants under the Leases is required to either self-maintain its demised premises (and pay taxes and insurance applicable to its leased premises) or pay its pro rata share of pass-throughs for taxes, insurance and common area maintenance charges (subject to customary caps on such pass-throughs as described by the Existing Leases), and (iii) no tenant has an option or right of first refusal to purchase any portion of the Property.

(c)

To the best of Seller’s knowledge and belief, Seller has not received written notice from any Governmental Authority of:  (i) any pending or threatened condemnation proceedings affecting the Property, or any part thereof; (ii) any violations of applicable zoning laws with respect to the Property which have not heretofore been cured; or (iii) any violations of any other laws, rules or regulations relating to the use or operation of the Property which have not heretofore been cured.

(d)

To the best of Seller’s knowledge and belief, Exhibit C attached hereto sets forth a list of all Contracts (other than management agreements and leasing commission agreements) between Seller (or any managing agent on behalf of Seller) and third parties relating to the maintenance or operation of only the Property.  Subject to the terms of Section 20 herein, on or before the Closing Date, Seller shall terminate all contracts in effect with any third party for the management, leasing or servicing of the Property.

(e)

To the best of Seller’s knowledge and belief, as of the date hereof:  (i) there are no leasing commissions due and owing in connection with any of the Leases except as set forth on Exhibit C-1 (“Existing Commission Obligations”); and (ii) Exhibit C-1 attached hereto sets forth a list of leasing commission agreements pursuant to which leasing commissions may become due and owing after the date hereof (the commissions disclosed on Exhibits C-1 are hereinafter collectively referred to as the “Future Commission Obligations”).

(f)

To the best of Seller’s knowledge and belief, as of the date hereof and except as may be disclosed in the environmental reports and/or other items identified on Exhibit G attached hereto (copies of which shall be delivered to Purchaser within five (5) days after the date of this Agreement), Seller has received no written notice from any Governmental Authority of any Hazardous Conditions relating to the Property.

(g)

To the best of Seller’s knowledge and belief, there is no pending litigation that may materially adversely affect the Property.

(h)

To the best of Seller’s knowledge and belief, Exhibit E attached hereto is a true and complete list, in all material respects, of all security deposits held by Seller under the Leases.

(i)

To the best of Seller’s knowledge and belief, as of the date hereof, the building improvements within the Property are in a good condition and state of repair.

(j)

To the best of Seller’s knowledge and belief, Seller has paid all unemployment taxes due and owing as of the date of this Agreement.

For  purposes of this Section 4, all references to Seller’s knowledge, including, without limitation, the phrase “to the best of Seller’s knowledge and belief,” shall be limited to the actual, personal knowledge of Robert C. Collett, as Manager of Seller, without investigation or inquiry, or obligation to make investigation or inquiry, of any person or entity other than Seller’s legal department and Seller’s property management and leasing personnel, and in no event shall the same include any knowledge imputed to Seller by any other person or entity.

5.

Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller, all of which are made as of the date hereof and shall be true and correct on the Closing Date, and none of which shall survive past the Closing Date:

(a)

Purchaser is a corporation organized, existing and in good standing under the laws of the State of Illinois.  This Agreement and the Purchaser Closing Documents (hereinafter defined) are, or will be when executed and delivered by Purchaser, legally binding on, and enforceable against, Purchaser in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, receivership and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity.

(b)

Purchaser is not insolvent (as such term is defined in Section 101(32) of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq. (“Bankruptcy Code”)) and will not become insolvent as a result of entering into and consummating this Agreement or the transactions contemplated hereby (including, without limitation, the purchase of the Property), nor are the transfers to be made hereunder or obligations incurred in connection herewith made or incurred by Purchaser with any intent to hinder, delay or defraud any creditors to which Purchaser is or becomes indebted. Purchaser acknowledges that it is receiving new, fair, reasonably equivalent value in exchange for the transfers and obligations contemplated by this Agreement, and affirmatively represents that neither its entry into this Agreement nor its consummation of the transactions contemplated hereby constitutes a fraudulent conveyance or preferential transfer under the Bankruptcy Code or any other federal, state or local laws affecting the rights of creditors generally.

6.

Additional Obligations, Covenants, Agreements of Seller.

(a)

Seller agrees to give full, complete and actual possession of the Property to Purchaser on the Closing Date, subject only to the rights of tenants under the Leases, occupants under temporary occupancy arrangements and all other matters included as Permitted Exceptions (as defined in Section 15) and/or described in the standard Oklahoma form of special warranty deed.  Seller agrees to cooperate fully with Purchaser to assure that the transfer of possession of the Property takes place with the least possible disruption in the normal operation of the Property.

(b)

On or before the Closing Date, Seller shall terminate all contracts in effect with any third party for the management or operation of the Property. Prior to the expiration of the Study Period, Purchaser and Seller (or its affiliated entity) agree that each party shall diligently and in good faith negotiate to arrive at a mutually acceptable version of an exclusive leasing agreement (providing for a full listing agent commission to be paid to Seller (or its affiliated entity) for any executed leases) to be executed at Closing between Purchaser and Seller (or its affiliated entity) governing the leasing of the Property for a minimum of five (5) years after the Closing (the “Exclusive Leasing Agreement”).  Seller shall terminate, at its sole cost and expense, any of the Contracts which Purchaser designates for termination in a written notice which must be received by Seller on or before the date that is sixty (60) days prior to the Closing Date (“Contract Termination Date”).  In the event the foregoing written notice is not received by Seller on or before the Contract Termination Date or Purchaser designates any Contracts for termination by written notice to Seller after the Contract Termination Date, Purchaser shall pay (or reimburse Seller for) all costs and expenses of terminating such Contracts (including, without limitation, any penalties or other termination fees due on account of such termination). All Contracts not designated for termination by Purchaser by written notice received by Seller as aforesaid shall be assigned to and assumed by Purchaser at Closing. Purchaser’s obligations under this Section 6(b) shall survive the Closing of the transactions contemplated hereby for a period of five (5) years after the Closing Date.

(c)

On the Closing Date, Seller shall turn over to Purchaser (either directly or by leaving the same at the Property) all tenant files, and executed originals (or true copies if Seller do not possess the originals) of each Lease.

(d)

Subject to Purchaser’s satisfaction of and compliance with the conditions set forth in Section 8(b), upon at least twenty-four (24) hours’ advance written notice, Seller shall permit Purchaser, and its agents, representatives and contractors, to have reasonable access to the Property during normal business hours from and after the date hereof to the Closing Date, subject to the rights of tenants and provided that, if Seller desires, a representative of Seller shall accompany Purchaser, and its agents, representatives and contractors, onto the Property for all physical inspections and testing.  Such notice shall detail the scope of the due diligence Purchaser intends to conduct at that time, including, without limitation, any physically intrusive work such as sampling of soils, other media or the like.  In addition, subject to the conditions set forth herein and in Section 8(b), Seller shall make available to Purchaser via electronic mail and/or website access during such period all information in Seller’s or its management agent’s possession concerning the Property, including, without limitation, all tenant leases, tenant correspondence files, rent rolls and plans and specifications, which Purchaser may reasonably request.

(e)

From the date of this Agreement until the Closing Date, Seller shall not enter into any new leases (collectively, “New Leases”) or any renewals, extensions or modifications of Existing Leases (collectively, “Modifications”) without first obtaining the express written consent of Purchaser thereto, which consent shall not be unreasonably withheld; provided, however, in no event shall Seller be required to obtain Purchaser’s prior written consent with respect to any New Leases so long as such leases comply in all respects with the “Leasing Parameters” attached hereto as Exhibit F.   Purchaser shall give Seller its written

response to any request for Purchaser’s consent to a New Lease or a Modification within three (3) business days of receipt of such request sent to the following Purchaser representatives:  Sharon Anderson-Cox and Charles J. Benvenuto, and Purchaser’s failure to provide such written response within such 3-business day period shall be deemed to be Purchaser’s consent to such New Lease or Modification.  Notwithstanding the foregoing, Purchaser’s consent shall not be required (provided however, Seller shall provide written notice of same to Purchaser) for any Modifications that are expressly required by and provided for in any of the Existing Leases or which do not otherwise effect any of the economic terms of the Existing Leases.  Notwithstanding anything contained herein to the contrary, in the event Seller enters into a New Lease between the date hereof and the date of Closing which includes an annual base rent in excess of the pro forma annual base rent (per the attached Exhibit B), the Purchase Price shall increase by an amount equal to the annual base rent for the New Lease in excess of the pro forma annual base rent (such increased base rent not to exceed 10% of said pro forma base rent) divided by .079406.

(f)

Seller agrees that from the date of this Agreement to the Closing Date, Seller shall: (i) at its expense, maintain its usual maintenance program for the Property, reasonable wear and tear and damage by fire or other casualty excepted, it being understood, however, that the Property is being sold in an “AS-IS” condition as provided in Section 11 hereof; (ii) continue to perform in all material respects its obligations as landlord under the  Leases; (iii) not mortgage any part of the Property; (iv) not make any commitment or incur any liability to any labor union, through negotiations or otherwise with respect to the Property; and (v) maintain in full force and effect an all-risk casualty insurance policy for the Property and all improvements thereon, in substantially the same form as currently maintained.

(g)

On the Closing Date, Seller shall execute and deliver to the Escrow Agent, or the Title Company (as defined in Section 15 hereof) if different (“Closing Agent”) the documents, affidavits, certificates and other instruments identified on Exhibit J attached hereto (collectively, “Seller Closing Documents”).

(h)

Seller shall provide Purchaser with such information as is reasonably satisfactory to the Title Company demonstrating the due authorization and performance by Seller of this Agreement and the Seller Closing Documents, as set forth in Section 4(a).

(i)

Seller shall request that tenants of the Property provide to Purchaser estoppel certificates in the form attached hereto as Exhibit I (or such other form as is attached to any Existing Leases), and will promptly forward to Purchaser all completed estoppel certificates signed by such tenants that may be received by Seller.  Seller makes no representation, agreement or covenant as to the content or availability of such estoppel certificates.  Notwithstanding the foregoing, if Purchaser’s condition to closing set forth in Section 9(a)(i) is not satisfied on or prior to 3-business days prior to Closing because Purchaser has not received estoppel certificates reasonably acceptable to Purchaser from all of the tenants identified on Exhibit I-1 attached hereto (“Major Tenants”) plus at least 90% of the balance of the tenants at the Property (based on the square footage of the Property), Seller shall have the option (but not the obligation) to deliver to Purchaser no later than 3-business days prior to Closing estoppel certificates (in the form attached as Exhibit I) executed by Seller (“Seller Estoppel Certificates”)

for such number of retail tenants as may be necessary to cause the total number of retail tenants (other than Major Tenants) delivering estoppel certificates to Purchaser (whether signed by the tenant or by Seller) to constitute 100% of the retail tenants of the Property (other than the Major Tenants).  Notwithstanding the terms of the immediately preceding sentence, Purchaser shall not be obligated to accept a Seller estoppel for more than 15% (based upon square footage) of the balance of the tenants at the Property remaining (after Major Tenants).  Any liability Seller may have with respect to each Seller Estoppel Certificate (if any) delivered to Purchaser as aforesaid for any inaccuracies therein or otherwise shall terminate on the earlier of: (a) the date Purchaser receives an estoppel certificate reasonably acceptable to Purchaser from the tenant that is the subject of such Seller Estoppel Certificate confirming in all material respects the information included in such Seller Estoppel Certificate; or (b) six (6) months after the Closing Date.  In addition, Seller shall obtain an REA/SDA Estoppel Certificate in the form attached hereto as Exhibit M, and made a part hereof, from Target Corporation, with respect to the current Operation and Easement Agreement, as amended, encumbering the Property and also with respect to the Site Development Agreement (“SDA”) between Seller and Target Corporation confirming that the obligations and burdens of both Seller and Target Corporation, as applicable, under the SDA have been satisfied.

(j)

Seller shall pay and discharge in the ordinary course of business all Existing Commission Obligations, any Future Commission Obligations and any leasing commissions with respect to the Property payable by Seller in accordance with the terms herein.

7.

Additional Obligations, Covenants, Agreements of Purchaser.

(a)

On the Closing Date, Purchaser shall execute and deliver to the Closing Agent the documents, affidavits, certificates and other instruments identified on Exhibit J-1 attached hereto (collectively, “Purchaser Closing Documents”).

(b)

Purchaser acknowledges that Seller may seek an exchange qualifying for tax-deferred like-kind exchange treatment under Section 1031 of the Internal Revenue Code of 1986, as amended, with respect to the transfer by Seller to Purchaser of the Real Property.  Purchaser agrees to cooperate with Seller in accomplishing structuring of the transfer of the Real Property to Purchaser in a manner that shall qualify for tax-deferred like-kind exchange treatment under Section 1031 of the Internal Revenue Code, as amended, provided that Seller shall be responsible for preparing all documents required to effect such exchange and for all transaction costs associated with the acquisition of the exchange property (ies) and its conveyance to Seller.  Notwithstanding the foregoing, Purchaser shall not be required to take title to any exchange property.  The consummation of an exchange is not a condition precedent to Seller’s obligations under this Agreement and in no manner shall result in the extension of any time periods under this Agreement, including the Closing Date.  Purchaser has made no representation or warranty to Seller with respect to the tax effect of the transfer of the Real Property by Seller to Purchaser and by cooperating with Seller in structuring the transaction(s), Purchaser assumes no responsibility for the tax effects of the transactions upon Seller.

8.

Study Period/Due Diligence.

(a)

Study Period.  For the period from the date of this Agreement through 5 p.m., (Chicago, Illinois time) on February 15, 2011 (“Study Period”), Purchaser or its agents shall have the right, at Purchaser’s sole cost and expense, to inspect and review the Property, the physical and environmental condition thereof, and such other information it may desire concerning the Property, including, without limitation, obtaining an engineering report and so-called “Phase 1” environmental report on the Property, inspecting and auditing the books and records of the Property, inspecting accounting information regarding cash flow, billing and real estate taxes, inspecting financial statements and company background on tenants of the Property, reviewing Seller’s insurance on the Property, inspecting the state of title and survey to the Property and conducting such other investigations of the Property as Purchaser deems necessary, subject to the terms and provisions of this Agreement (collectively, the “Inspections”).  Seller further agrees to make its books and records relating to the Property available for inspection and audit by Purchaser or its agents and to execute and deliver (at the time of completion of the KPMG audit) the audit letter in favor of KPMG (Purchaser’s auditors) in the form attached hereto as Exhibit “P,” and made a part hereof (the covenants of Seller described by this sentence shall survive the Closing).  Purchaser may also review and make copies of any of Seller's files, books and records relating to the Property.  Purchaser shall not conduct any environmental studies of the Property more extensive than a “Phase 1” level review without first obtaining Seller’s prior written consent, which may be given or withheld in each Seller’s sole and absolute discretion.  Purchaser shall dispose of all Hazardous Materials removed from or at the Property in connection with its environmental studies thereof at its sole cost and expense in accordance with all applicable laws, which obligation, notwithstanding anything to the contrary herein, shall survive termination or expiration of this Agreement and shall be in addition to the liability of Purchaser, if any, under Section 14(b).  In connection with Purchaser’s due diligence, Seller shall, at Seller’s sole cost and expense, provide Purchaser with a current ALTA survey (the “Survey”) of the Property (prepared in accordance with the survey certification attached hereto as Exhibit N and made a part hereof), no later than 21-days from the date of this Agreement.  Notwithstanding the foregoing, in the event Purchaser fails to close on its acquisition of the Property for whatever reason, other than in connection with a Seller default hereunder, Purchaser shall promptly reimburse Seller for the cost of the Survey, such cost to be pre-approved by Purchaser prior to Seller ordering said Survey and in any event not to exceed Ten Thousand and No/100 Dollars ($10,000.00).

(b)

Conditions of Conducting Due Diligence.  Purchaser’s right to conduct due diligence on, at or otherwise with respect to the Property prior to the Closing Date shall be subject to Purchaser’s continuing compliance with the advance notice described in Section 6(d) and each and all of the following conditions: (i) all such due diligence shall be conducted in a manner that is not disruptive to tenants or other temporary occupants at the Property; (ii) any contact or communication with any tenants (present or prospective) of the Property or their home office(s) shall be made only after giving advance notice to Seller of Purchaser’s intent to make such contact or communication and such contact or communication shall be limited to matters concerning the operation of the Shopping Center or the respective tenant’s lease, and in all cases, such contact and communications shall be made in a professional and confidential manner; (iii) Purchaser shall at all times strictly comply with all laws, ordinances, rules and regulations applicable to the Property and shall not engage in any activities that would violate permits, licenses, environmental, wetlands or other regulations pertaining to the Property; (iv) promptly after entry onto the Property, Purchaser shall restore or repair, to Seller’s reasonable satisfaction, any damage thereto caused by or otherwise arising from any act or omission by Purchaser, its agents, representatives or contractors; (v) neither Purchaser nor its agents, representatives or contractors shall engage in any activities that would cause Seller’s rights, title, interests or obligations in or relating to the Property to be adversely affected in any way, including, without limitation, the assertion of any mechanic’s liens, and Purchaser shall, without limitation, immediately remove and bond over any liens, notices and claims of liens or other matters affecting the Property which are caused by the acts or omissions of Purchaser, its agents, representatives or contractors; and (vi) Purchaser shall bear all costs and expenses of its due diligence with respect to the Property and Seller shall have no obligation to pay for and/or reimburse Purchaser for any of such costs and expenses, whether or not the sale of the Property pursuant to this Agreement actually closes.

(c)

Indemnification.  Purchaser shall defend (through counsel reasonably approved by Seller), indemnify and hold Seller harmless from and against all injury, liability or damage, whether to person or property, arising from any entry onto the Property by Purchaser, its agents, representatives or contractors, Purchaser’s inspection of the Property pursuant to this Section 8, or a violation of any of the provisions of this Section 8.  This Section 8 shall survive closing or termination of this Agreement for any reason and shall be in addition to other obligations of Purchaser under Section 14(b).

(d)

Purchaser’s Right to Terminate.  If Purchaser is not satisfied, in its sole and absolute discretion, with the results of Purchaser’s Inspections of the Property or otherwise elects not to proceed to closing for any reason, or for no reason, Purchaser may terminate this Agreement by giving written notice thereof to Seller and Escrow Agent, which notice must be delivered to Seller and Escrow Agent on or before 5:00 p.m., Central Time, on the last day of the Study Period, TIME BEING OF THE ESSENCE.  If Purchaser timely terminates this Agreement as aforesaid, Purchaser shall promptly return all Study Materials to Seller (at no cost to Seller), and Escrow Agent shall immediately return the Deposit to Purchaser.  From and after Purchaser’s timely termination of this Agreement as aforesaid, neither Seller nor Purchaser shall have any further rights or liabilities hereunder (except for such rights and liabilities as expressly survive the termination of this Agreement).  If Purchaser does not give Seller such notice of termination as and when required hereunder, this Agreement shall remain in full force and effect, unmodified in any respect.

Notwithstanding anything contained herein to the contrary, in the event Purchaser provides Seller with a written notice of termination as hereinabove provided on or before the expiration of the Study Period, such notice of termination shall likewise be deemed to terminate all five (5) collateral purchase and sale agreements of even date herewith between Purchaser and Seller’s affiliated entities – namely, Perimeter Woods (Charlotte, NC), Prattcenter (Prattville, AL), Valley Corners (Hickory, NC), Mullins Crossing (Evans GA) and Northcrest (Charlotte, NC) (collectively, the “Collateral Contracts”).  Likewise, in the event Purchaser elects to terminate any of the Collateral Contracts on or before the expiration of the Study Period, such termination shall be deemed to terminate this Agreement whereupon Purchaser shall promptly return all Study Materials to Seller (at no cost to Seller), and Escrow Agent shall immediately return the Deposit to Purchaser.  From and after the termination of this Agreement (whether resulting from a direct notice of termination or indirectly through the termination of a Collateral Contract), neither Seller nor Purchaser shall have any further rights or liabilities hereunder (except for such rights and liabilities as expressly survive the termination of this Agreement).  From and after the expiration of the Study Period, this Agreement and the Collateral Contracts (collectively, the “Inland Contracts”) shall be enforced independent of each other and any failure of a condition precedent or default by one party under any of the Inland Contracts shall not impact either party’s obligation under the balance of the Inland Contracts.

(e)

Seller’s Deliveries.  Seller hereby agree that within five (5) days after execution of this Agreement, Seller shall deliver to Purchaser copies of any and all of the following documents which are in Seller’s possession: (i) current rent roll; (ii) Leases; (iii) all asbestos and other environmental reports; (iv) any prior appraisals of the Property; (v) Seller’s existing owners’ policies of title insurance and most recent survey (if any); (vi) any warranties from contractors and sub-contractors relating to the improvements constructed within the Property; and (vii) such other due diligence information relating to the Property which is in Seller’s possession and reasonably requested by Purchaser.

9.

Conditions Precedent.

(a)

Conditions Precedent to Purchaser’s Obligation to Purchase.  The obligation of Purchaser to acquire the Property and to perform the other covenants and obligations to be performed by it on the Closing Date shall be subject to satisfaction (at or prior to the Closing Date) of the conditions precedent described by this Agreement including the following conditions precedent:

(i)

Purchaser shall have received an REA estoppel certificate from Target as described in Section 6(i), hereof together with an estoppel certificate, in the form attached hereto as Exhibit I or in such other form as may be attached to the applicable lease, from each of the Major Tenants and from at least ninety percent (90%) of the balance (based on tenancy) (the “Estoppel Requirement”) of all other Property tenants (whether signed by such tenant or by Seller as provided in Section 6(i)) and otherwise subject to the limitations therein described.

(ii)

Seller shall have performed in all material respects its covenants and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

(iii)

All of Seller’s representations and warranties set forth in Section 4 hereof shall be true and correct in all material respects as of the Closing Date.

(iv)

Seller shall have delivered to Closing Agent each and all of the Seller Closing Documents fully executed and acknowledged where appropriate.

(v)

Each of the tenants described upon the Rent Roll shall satisfy the Occupancy Conditions (as hereinafter defined) as of the Closing Date.

(vi)

Satisfaction of the Loan Commitment Condition Precedent.

(vii)

Satisfaction of the Loan Funding Condition Precedent.

(viii)

Seller shall execute and deliver to KPMG (Purchaser’s auditor) the audit letter in the form attached as Exhibit P and made a part hereof.

(b)

Conditions Precedent to Seller’s Obligation to Sell.  The obligation of Seller to sell the Property and to perform the other covenants and obligations to be performed by them on the Closing Date shall be subject to the following conditions precedent:

(i)

On or before the Closing Date, Purchaser shall have delivered to Closing Agent the full amount of the Purchase Price (taking into consideration the Deposit and all prorations, credits and adjustments made pursuant to this Agreement), together with any and all other sums that are to be paid by Purchaser in connection with the closing of its purchase of the Property, and any other amounts shown as payable by Purchaser on a settlement statement to be prepared in connection with the transactions contemplated hereby.

(ii)

All of Purchaser’s representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects as of the Closing Date.

(iii)

Purchaser shall have delivered to Closing Agent each and all of the Purchaser Closing Documents fully executed and acknowledged where appropriate.

(iv)

Satisfaction of the Loan Commitment Condition Precedent.

(v)

Satisfaction of the Loan Funding Condition Precedent.

(vi)

Full execution of the Earnout Agreement.

(vii)

Full execution of the Exclusive Leasing Agreement.

(c)

Failure to Satisfy Conditions.  Subject to the default provisions in Section 14 herein if any of Seller’s or Purchaser’s respective conditions precedent (including, in the case of Purchaser, by way of illustration and not limitation, the satisfaction of each of the Loan Commitment Condition Precedent and the Loan Funding Condition Precedent) are not fully or timely satisfied on or before the Closing Date, the party whose conditions precedent were not satisfied shall have the option to: (i) waive any or all of its conditions precedent and proceed to closing the transactions contemplated hereby; or (ii) terminate this Agreement and Seller’s and Purchaser’s respective obligations to sell or purchase the Property, as applicable, by giving written notice thereof to the other party and Escrow Agent on or before the Closing Date.  In the event either of Seller or Purchaser gives such notice as aforesaid to terminate this Agreement, Seller’s obligation to sell and Purchaser’s obligation to purchase the Property shall be deemed, without notice, grace or further act of any party, to be automatically null and void and of no force or effect, in which event neither Seller nor Purchaser shall have any further rights or obligations hereunder, except pursuant to such provisions hereof as expressly survive the termination of this Agreement.  Further, if this Agreement is terminated by written notice given as aforesaid, Purchaser shall promptly return the Study Materials to Seller (at no cost to Seller), and Escrow Agent shall, subject to the default provisions in Section 14 herein, immediately return the Deposit to Purchaser.

10.

Purchaser’s Independent Investigation.  Purchaser hereby acknowledges and agrees that, in all cases, except for the representations and warranties expressly set forth in this Agreement, Seller makes no representations or warranties, express or implied, regarding the adequacy, accuracy, completeness or content of any of the Study Materials or the suitability of the same for any purpose and Seller shall have no liability to Purchaser, or any person or entity claiming by, through or under Purchaser, arising out of the Study Materials or to any person or entity to whom any of the Study Materials were disclosed.  Further, except as may be expressly provided in this Agreement, neither Purchaser, any person or entity claiming by, through or under Purchaser, nor any other person or entity to whom any of the Study Materials were disclosed shall have or make any claims against Seller based on the Study Materials, including, without limitation, the adequacy, accuracy, completeness or content thereof or the suitability of the same for any purpose.  Purchaser hereby further acknowledges that, except for the representations and warranties set forth in this Agreement, as of the Closing Date, Purchaser shall be deemed to have relied solely on its own independent investigation, examination and Inspections of the Property in consummating the purchase thereof in accordance with this Agreement, that Purchaser is assuming the risk of future changes in applicable laws, and that, except as expressly set forth in this Agreement, Purchaser has not relied on, is not entitled to rely on, and shall not rely on, and Seller is not liable for or bound by (except as expressly set forth in this Agreement), any representations or warranties, statements (verbal or written), documents, reports, studies, Study Materials or any other materials made available or provided by Seller or any other person or entity purporting to act on behalf of Seller.

11.

Property Conveyed “As-Is.”  In the event Purchaser does not terminate this Agreement as provided by the terms hereof and proceeds to close the transactions contemplated hereby, Purchaser shall be deemed to be satisfied with and/or to have waived the results of its due diligence and to have accepted the Property, and each and every portion thereof, “AS-IS,” “WHERE IS,” and “WITH ALL FAULTS,” including, without limitation, latent defects and other matters not detected in Purchaser’s Inspections, without recourse to, and without representation or warranty by Seller (except as expressly set forth in this Agreement), express or implied, whether statutory or otherwise, and without any warranties of transfer, quality, merchantability or fitness for a particular use or purpose, including, without limitation, Purchaser’s intended uses or purposes.  The Property, including, without limitation, the Leases (and all temporary occupancy agreements affecting the Property) and Contracts shall be conveyed to Purchaser subject to all easements, covenants, restrictions, title and survey exceptions and any other matters affecting the Property as of the Closing Date.

12.

Condemnation and Casualty.

(a)

Condemnation.

(i)

If Seller receives written notice of any pending or threatened condemnation proceedings or actions, or if a Casualty (defined below) shall occur with respect to the Property, Seller shall promptly notify Purchaser thereof in writing.  If, at or prior to the Closing Date, (A) a part of the Property valued at Five Hundred Thousand and No/100 Dollars ($500,000.00) or more (as reasonably estimated by the independent third party engineers of Seller and Purchaser), shall be condemned or taken pursuant to any governmental or other power of eminent domain, or (B) any written notice of taking or condemnation involving a part of the Property valued at $500,000.00 or more (estimated as set forth above) is issued to Seller, or (C) proceedings are instituted by any Governmental Authority having the power of eminent domain concerning a part of the Property valued at $500,000.00 or more (estimated as set forth above),  or (D) a part of the Property shall be condemned or taken and such taking results in the termination of any Existing Leases, or (E) any access point from the Property to an adjacent public right-of-way shall be condemned or taken or a sufficient portion of the parking area within the Property shall be condemned or taken such that the remaining parking spaces within the Property are not sufficient to satisfy the parking requirements under applicable law, the OEA or any Existing Leases, then in any such event, Purchaser shall have the right to terminate this Agreement by giving Seller and Escrow Agent written notice of termination within ten (10) days after receiving Seller’s written notice of such condemnation or taking.  If Purchaser terminates this Agreement as aforesaid, Purchaser shall promptly return all Study Materials to Seller (at no cost to Seller) and Escrow Agent shall immediately return the Deposit to Purchaser, and neither Purchaser nor Seller shall have any further rights or liability under this Agreement.

(ii)

If any event described in the second sentence of Section 12(a)(i) with respect to a part of the Property valued at less than $500,000.00 shall occur at or prior to the Closing Date, or in the event Purchaser does not elect to terminate this Agreement in accordance with Section 12(a)(i), Purchaser shall proceed to closing without adjustment of the Purchase Price but subject to the condemnation, in which event, Seller shall assign to Purchaser at the time of closing the condemnation award or rights thereto paid or payable to Seller on account of such condemnation.

(b)

Casualty.

(i)

If, at or prior to the Closing Date, any damage, destruction or casualty (collectively, a “Casualty”) involving an estimated cost of completing restoration of Five Hundred Thousand and No/100 Dollars ($500,000.00) or more shall have occurred, Purchaser shall have the right to terminate this Agreement by giving Seller and Escrow Agent written notice of termination within thirty (30) days after receiving Seller’s written notice of such Casualty (it being agreed that the Closing Date may be extended (at the option of Purchaser) for up to thirty (30) days to accommodate such notice period if Purchaser shall have received notice of the Casualty less than thirty (30) days prior to the Closing Date), whereupon Purchaser shall promptly return all Study Materials to Seller (at no cost to Seller) and Escrow Agent shall immediately return the Deposit to Purchaser, and neither Purchaser nor Seller shall have any further rights or liability under this Agreement.

(ii)

In the event of any Casualty at or prior to the Closing Date involving an estimated cost of completing restoration of less than $500,000.00, or in the event Purchaser does not elect to terminate this Agreement in accordance with Section 12(b)(i), Seller shall not be obligated to restore such damage, and Seller shall assign to Purchaser at closing all of their right, title and interest in and to the proceeds of any casualty insurance payable to Seller on account of such Casualty (less any amount applied to restoration), and shall pay to Purchaser at closing an amount equal to any deductible applicable to the casualty insurance under such insurance policies.

13.

Closing.

(a)

The closing (“Closing”) of the purchase and sale of the Property shall be held at the office of the Escrow Agent, during normal business hours, on or before March 25, 2011 (such date being hereinafter referred to as the “Closing Date”).  Notwithstanding the foregoing, Purchaser and Seller have agreed pursuant to a separate written agreement (attached as Exhibit Q), to a “tiered” closing schedule as it relates to all of the Inland Contracts, and in no event shall Seller be obligated to close on the sale of this Property in a manner which is inconsistent with said closing schedule. Time is of the essence with respect to the Closing Date, it being understood that the provisions of this Agreement regarding the Closing Date are a material inducement to Seller to enter into this Agreement.

(b)

The delivery to Closing Agent of the Purchase Price and the executed Seller Closing Documents and the executed Purchaser Closing Documents shall be deemed to be a good and sufficient tender of performance of the terms hereof.

(c)

The following items of expense shall be adjusted as of midnight of the day immediately preceding the Closing Date (such that Seller shall be responsible for all days prior to the Closing Date and Purchaser shall be responsible for all days from and after the Closing Date, including, without limitation, the Closing Date):

(i)

Real estate taxes that are accrued and unpaid and otherwise due and payable with respect to the Property on the basis of the most current bills or other current information available.  Provided, however, the following described tenants pay real estate taxes to landlord under their respective Leases on an annual basis, in arrears (i.e., by EOM December, 2010 for calendar year 2010): TJ Maxx, Petco and Office Depot (the “Annual Real Estate Taxpaying Tenants”).  Real Estate taxes and insurance reimbursements for calendar years 2010 and 2011 (if Closing occurs in 2011) to be credited to Purchaser by Seller at Closing will not include a credit for the real estate tax payments due and payable by the Annual Real Estate Taxpaying Tenants for calendar years 2010 and 2011 (if Closing occurs in 2011).  Purchaser agrees to bill and collect real estate tax reimbursements and insurance reimbursements from the Annual Real Estate Taxpaying Tenants for calendar years 2010 and 2011 (if applicable).  At or prior to the Closing Date, Seller shall have fully paid and satisfied all real estate taxes for which a bill has issued and shall be entitled to collect from any tenants of the Property each tenant’s proportionate share of said taxes pursuant to the terms of the Existing Leases.  In addition, at or prior to the Closing Date, Seller will have fully paid and discharged all special assessments encumbering the Property.

(ii)

Fuel, water and sewer service charges, and charges for gas, electricity, telephone and all other public utilities to the extent such charges are not paid on a pass through basis by the tenants of the Property.  If there are meters on the Real Property measuring the consumption of water, gas or electric current, Seller shall, not more than two (2) days prior to the Closing Date, use its good faith efforts to cause such meters (for utilities for which Seller, and not tenants, are responsible) to be read, and shall pay promptly all utility bills for which Seller is liable upon receipt of a statement therefor.  Purchaser shall be liable for and shall pay all utility bills for services rendered after such meter readings.  In the event such utility readings cannot be accomplished, another fair and equitable manner of adjustment of utilities, such as an adjustment based on historical estimates of the utility charges, shall be undertaken.

(iii)

All charges payable with respect to the Contracts and other agreements remaining in effect after closing, if any, and all other costs and expenses (if any) of managing, operating, maintaining and repairing the Property to the extent such charges are not paid on a pass through basis by the tenants of the Property.

The adjustments described in Sections 13(c)(i) through (iii) shall be paid on the Closing Date by a credit to Purchaser (or Seller, as applicable) against the Purchase Price.  If the amount of any of the adjustments described in Sections 13(c)(ii) or (iii) cannot be determined on the Closing Date, the parties shall estimate such expenses with an appropriate adjustment therefor being made within thirty (30) days after the Closing Date by good check.  In making the adjustments required by this subsection, Seller shall be given credit for all amounts prepaid for the Closing Date and any period thereafter, and Seller shall be charged with any unpaid charges for the period prior to the Closing Date.

(d)

The scheduled monthly rent and other tenant charges (including CAM, real estate taxes and insurance) payable by tenants under the Leases shall be adjusted as of midnight of the day immediately preceding the Closing Date (such that Seller is entitled to receive/retain all amounts allocable to the period prior to the Closing Date and Purchaser shall receive a credit at closing for the day of closing through the end of the month in which closing occurs).  All rent and other charges prepaid to Seller beyond the month in which closing occurs shall be paid to Purchaser at closing in the form of a credit against the Purchase Price.  Past-due rent and other charges which are due and payable to Seller but uncollected as of the Closing Date shall not be adjusted, but Purchaser shall cause the rent for the month in which closing occurs and the period prior to the Closing Date to be remitted to Seller if, as and when collected, in accordance with the provisions of this Section 13(d).  On the Closing Date, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other amounts owed by tenants.  Purchaser agrees to include the past due amounts in its billing statement to such tenants in arrears as of the Closing Date and to pursue the collection of same.  All rent (including base rent, CAM charges, insurance and real estate tax reimbursements), when collected, shall be applied first to Purchaser’s reasonable, third-party collection costs, then to rent (as defined above) due Purchaser, then the excess, if any, to Seller on account of rental arrearages due to Seller.  Seller reserves the right to pursue any such arrearages by action against the tenant (not including an action for possession of the tenant’s demised premises nor for termination of its lease).    Percentage rents shall be apportioned between Seller and Purchaser upon receipt of the payment from the subject tenant subsequent to the Closing Date, based on the number of days in the lease year (or other period) before and after the Closing Date, respectively.  Further, with respect to reconciliations of CAM charges, insurance reimbursements, and real estate tax reimbursements for the calendar year in which Closing occurs, Seller shall deliver to Purchaser at Closing a schedule(s) showing the CAM, insurance reimbursements and real estate tax reimbursements received from tenants prior to the Closing Date and the operating, insurance and real estate tax expenses of the Property actually incurred prior to the Closing Date.  If applicable, Purchaser shall receive a net credit against the Purchase Price to adjust for the foregoing and within 90 days after the expiration of the calendar year in which the Closing occurs, Purchaser and Seller shall re-prorate the CAM, insurance reimbursements and real estate tax reimbursements for the calendar year in which the Closing occurs based on the actual, final numbers and reconcile any adjustments due Seller based on the credits afforded Purchaser at Closing.  Purchaser shall provide Seller with and/or provide access to all pertinent information concerning tenant percentage rents and such charges, including sales reports and status of collections, promptly upon request, and upon request by Seller, shall advise Seller of all efforts by Purchaser to bill and collect any rents and other charges owed to Seller for the period prior to the Closing Date.

(e)

Seller shall deliver to Purchaser at Closing a schedule of all security deposits pursuant to Leases.  At Closing, all security deposits pursuant to Leases shall be credited to Purchaser against the Purchase Price.  Purchaser shall indemnify Seller, to the extent of the security deposits credited to Purchaser as aforesaid, against any claims by tenants on account of such security deposits.

(f)

At Closing, Purchaser shall reimburse Seller for all utility deposits (if any) relating to the Property which are transferred to Purchaser.

(g)

Purchaser shall pay all charges and fees in connection with Purchaser’s Inspections of the Property to the extent expressly provided in Section 8, nominal recording charges for recordation of the Special Warranty Deed contemplated hereby and any other recordable transfer documents, the cost of extended coverage over the standard preprinted Title Policy exceptions, together with non-curative Title Policy endorsements required by Purchaser, and one-half (1/2) of all escrow fees in connection with the closing of the transactions contemplated hereby.  Seller shall pay the costs and expenses of title insurance including title commitment preparation, copies of documents of record, work and search charges and the premium for Purchaser’s standard base title policy (including all curative Title Policy endorsements) at Closing.  In addition, Seller shall pay the cost of the Survey, the documentary stamp tax (transfer tax) payable on the recording of the Special Warranty Deed contemplated hereby and one-half (1/2) of all escrow fees in connection with the closing of the transactions contemplated hereby.  Seller shall have responsibility for payment of all closing costs and expenses incurred in furtherance of this Agreement to the extent not expressly described herein as a Purchaser expense.   Notwithstanding the foregoing, in the event Purchaser fails to close on its acquisition of the Property for whatever reason, other than in connection with a Seller default hereunder, Purchaser shall promptly reimburse Seller for (i) the cost of the Survey, such cost to be pre-approved by Purchaser prior to Seller ordering said survey and in any event not to exceed the lesser of (a) Ten Thousand and No/100 Dollars ($10,000.00) or (b) the pre-approved cost of the Survey, and (ii) the cost of the title search and issuance of Purchaser’s title commitment, not to exceed $3,500.00.

(h)

At Closing, Seller shall give Purchaser a credit against the Purchase Price for any outstanding tenant improvement allowances and leasing commissions relating to the Leases which remain unpaid as of the Closing Date.  Purchaser shall indemnify Seller, to the extent of the credit against the Purchase Price, against any claims by tenants on account of such tenant improvement allowances.

(i)

Each and all of the provisions of this Section 13 shall survive the closing of the transactions contemplated hereby.

14.

Breach/Termination.

(a)

Breach by Seller.  If Seller shall default in its obligations under this Agreement on or before the Closing Date,  Purchaser shall have the right to elect (in its sole discretion) to either: (i) terminate this Agreement by written notice to Seller and Escrow Agent, whereupon Escrow Agent shall immediately return the Deposit to Purchaser, together with the right to assert a claim against Seller for actual, third party expenses incurred by Purchaser in furtherance of its due diligence investigations, or (ii) elect to pursue a claim against Seller for specific performance of this Agreement (including reasonable attorney fees and costs associated with any claim).

(b)

Breach by Purchaser.  If Purchaser shall default in its obligation to close upon the acquisition of the Property (as determined in accordance with the terms of this Agreement) or before the Closing Date, then, in any such event Seller’s sole and exclusive remedy shall be to terminate this Agreement and receive the Deposit as liquidated damages for Purchaser’s default (Escrow Agent to pay the Deposit to Seller upon Seller’s request), all other claims for losses, damages, costs and expenses (other than the right to recover attorneys’ fees and expenses as described in Section 14(c) or to recover losses, damages, costs or expenses pursuant to any indemnification provisions that survive the termination of this Agreement or closing hereunder) being waived hereby.  Purchaser and Seller hereby acknowledge and agree that the actual damages suffered by Seller as a result of such breach by Purchaser would be impracticable, extremely difficult or impossible to determine and Purchaser agrees that the amount of the Deposit shall be the amount of damages to which Seller is entitled in such event and that the amount of such liquidated damages is reasonable and does not constitute a penalty.  Within five (5) days after any such termination, Purchaser shall deliver the Study Materials to Seller (at no cost to Seller).

(c)

If Purchaser or Seller hinders, delays, contests or interferes with the other’s receipt or retention of the Deposit (or attempts to do any of the foregoing), as applicable, pursuant to any provision of this Agreement the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses.  If Seller is the prevailing party, such amounts shall be in addition to the receipt of the Deposit.  This Section 14(c) shall survive the termination of this Agreement.

15.

Title.  Seller hereby agrees that it shall not, after the date of this Agreement, take any action affecting title to the Property (except for actions effectuating the release of liens or encumbrances) unless consented to by Purchaser, which consent shall not be unreasonably withheld or delayed.  Promptly after execution of this Agreement, Seller shall provide Purchaser with a copy of Seller’s existing title policy and survey of the Property and Seller shall thereafter order the updated Survey and Purchaser shall thereafter order a title insurance commitment for the Property (the “Title Commitment”) from Chicago Title & Trust Company (the “Title Company”) and the Title Company shall be instructed to deliver a copy thereof to Seller promptly upon availability, together with a copy of all exceptions noted therein.   Purchaser shall have thirty (30) days from the effective date of this Agreement (the “Title Review Period”) to give Seller written notice of Purchaser’s objection to the condition of title to the Property, as reflected by the Survey and the Title Commitment.  The failure of Purchaser to provide such notice to Seller prior to the expiration of the Title Review Period shall constitute a waiver of all of Purchaser’s rights under this Section 15 and to object to any matters of title or survey existing as of the effective date(s) of the Title Commitment and the Survey.  Matters not objected to by Purchaser pursuant to this Section 15 (in addition to other matters expressly designated as such elsewhere in this Agreement) shall be deemed accepted by Purchaser and are hereinafter referred to as the “Permitted Exceptions.”  If Purchaser gives written notice to Seller of title objections as permitted herein prior to the expiration of the Title Review Period, Seller shall have ten (10) days from receipt of such written notice either (A) to have such objections satisfied and removed or to commit to Purchaser in writing to cause such objections to be satisfied and removed at or prior to the Closing, or (B) to give Purchaser written notice of Seller’s inability or refusal to cure the objections.  If any such objection is not properly satisfied and removed within said ten (10) day period or Seller does not commit to Purchaser in writing within said ten (10) day period to cause any such objection to be satisfied and removed at or prior to the Closing, Purchaser, as its sole and exclusive remedy, may elect either (i) to terminate this Agreement by notice to Seller and Escrow Agent and receive an immediate return of the Earnest Money, or (ii) to accept and approve all such unsatisfied objections and to complete the purchase of the Property (in which case all such unsatisfied objections shall automatically become Permitted Exceptions under this Agreement), with the right to pay at Closing and deduct from the Purchase Price only the amount of liens which may be satisfied with the payment of money of a definite and readily ascertainable amount.  Purchaser shall notify Seller of its election pursuant to the immediately preceding sentence within five (5) days after the earlier to occur of the following two (2) events:  (1) the receipt by Purchaser of Seller’s written notice of Seller’s inability or refusal to satisfy the objections (or any of them), or (2) the passage of the ten (10) day period during which Seller is permitted to respond with regard to the objections.   Seller shall have no obligation to cure, and no liability with respect to, any matters relating to the status of title to the Property, except that Seller, prior to closing, shall pay off, discharge, clear, or otherwise satisfy the Title Company so that Purchaser’s title will be insured at commercially reasonable rates and free and clear of all mortgages affecting the Property and all judgments, mechanics’ or similar liens (in a liquidated amount therefor) affecting the Property.  Seller agree to provide to the Title Company a seller’s affidavit including a statement that Seller has paid or will pay in the ordinary course of business when due all sums for services performed for or materials furnished to Seller in connection with the Property (such affidavit being hereinafter referred to as the “Seller’s Affidavit”).  Except for affidavits included as part of the Seller Closing Documents, Seller is not obligated to provide any affidavits or statements as to any matters other than those expressly set forth in the immediately preceding sentence.

16.

Brokers. Except for Holiday, Fenoglio & Fowler (“HFF”), each of Seller and Purchaser represent and warrant to each other that it has not authorized any real estate broker, agent or finder to act on its/their behalf in connection with the transaction contemplated by this Agreement, nor does it have any knowledge of any broker, agent or finder purporting to act on its behalf in respect to this Agreement and the sale of the Property to be made pursuant hereto, and that the other party hereto shall have no liability to any broker for compensation, commission or otherwise.  Seller shall pay HFF a commission in connection with this Agreement and the transactions contemplated hereby pursuant to a separate agreement between Seller and HFF from Seller’s net proceeds of sale.  A condition to payment of HFF shall be that HFF shall deposit into the Closing escrow a broker’s lien waiver.  Each party agrees that it shall indemnify, defend and save the other harmless from and against any cost, expense, claim, loss, liability or damages, including reasonable attorneys’ fees, and court costs, resulting from a breach of the foregoing representation and warranty.  The provisions of this Section 16 shall survive closing or termination of this Agreement for any reason.

17.

Entire Agreement/Modification. This Agreement, the Seller Closing Documents, and the Purchaser Closing Documents contain the entire agreement between the parties relating to the conveyance of the Property, all prior negotiations between the parties (including, without limitation, the non-binding letter of intent from Purchaser) are merged into this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as set forth in this Agreement, the Seller Closing Documents and the Purchaser Closing Documents.  No change or modification of this Agreement or any of the Seller Closing Documents and/or Purchaser Closing Documents shall be valid unless the same is in writing and signed by each of the parties hereto or thereto.  No waiver of any of the provisions of this Agreement or any of the Seller Closing Documents and/or Purchaser Closing Documents executed or to be executed in connection herewith shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

18.

Survival of Representations, Warranties and Agreements.  Except as otherwise expressly set forth in this Agreement, the representations, warranties, indemnities, covenants and agreements of the parties set forth in this Agreement, including, without limitation, those made by Seller in Section 4, shall remain operative and shall survive the closing under or termination of this Agreement for a period of six (6) months.

19.

Miscellaneous.

(a)

This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective personal representatives, successors and permitted assigns of the parties hereto.  Neither Purchaser nor Seller shall have any right to assign this Agreement and/or its/their rights and obligations hereunder without the prior written consent of the other.  Notwithstanding the foregoing, Purchaser shall have a one-time right to assign its rights and obligations under this Agreement to a new entity to be created by Purchaser and in which

Purchaser shall own, directly or indirectly, a majority of the outstanding stock or equity interests (“Permitted Assignee”) provided Purchaser shall execute and deliver, and cause the Permitted Assignee to execute and deliver, to Seller an express agreement pursuant to which the Permitted Assignee assumes all of Purchaser’s covenants, obligations, duties, liabilities, representations and warranties hereunder and Purchaser agrees to remain jointly and severally liable for payment and performance of all of such covenants, obligations, duties, liabilities, representations and warranties.  From and after any assignment of this Agreement by Purchaser to a Permitted Assignee, such Permitted Assignee shall be deemed the “Purchaser” for all purposes hereunder, subject to Purchaser’s agreement to remain jointly and severally liable for payment and performance of Purchaser’s covenants, obligations, duties, liabilities, representations and warranties hereunder as aforesaid.  Any assignment or other transfer of this Agreement other than as aforesaid shall be null and void and of no force or effect.

(b)

The provisions of this Agreement shall be governed by the laws of the State of Oklahoma, without regard to the conflicts of laws provisions thereof.  The parties agree that any action in connection with this Agreement or the Deposit shall be brought and maintained in the Federal District Court for the Federal District where the Real Property is located, or the applicable state court where the Real Property is located, and the parties hereby consent and agree to the jurisdiction of such courts.

(c)

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given/received: (1) on the date delivered if delivered personally; (2) the next business day after deposit with a recognized overnight courier service when marked for delivery on the next business day;  or (3) upon completion of transmission (which is confirmed by telephone or a statement generated by the transmitting machine) if sent by facsimile to compatible equipment in the possession of the recipient, and addressed to the party for whom it is intended at the address hereinafter set forth:

(i)

If to Purchaser:

Inland Real Estate Acquisitions, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: Matthew Tice

Fax Number: (630) 218-4935 and (972) 930-0222

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: Robert Baum, General Counsel

Fax Number: (630) 218-4900 and (630) 571-2360

(ii)

If to Seller:

UTC I, LLC

118-C West Union Street

Morganton, NC 28455

Attn: Robert Collett

Fax Number: (828) 430-4378

UTC I, LLC

1111 Metropolitan Avenue, Suite 700

Charlotte, NC 28204

Attn: John Collett

Fax Number: (704) 335-8654

Any party may designate a change of address by written notice to the other in accordance with the provisions set forth above, which notice shall be given at least ten (10) days before such change of address is to become effective.

(d)

Each and all of the exhibits attached hereto are hereby incorporated into this Agreement by reference.

20.

Earnout.  The parties acknowledge that the Purchase Price, as same may be modified by Section 3 herein, has been calculated generally by dividing the expected annual base rent from the Property (i.e. $2,674,471) by .079406 (the “Base Rent Divider”).  In the event the Property is less than one hundred percent (100%) leased to tenants satisfying the Occupancy Conditions described upon Exhibit L attached hereto and made a part hereof as of the Closing Date, only a portion of the full Purchase Price shall be funded at Closing and the balance of the Purchase Price (the “Unfunded Purchase Price”) shall be held by Purchaser pursuant to the terms of this Section 20.  Subject to the terms of Exhibit L attached hereto, the Unfunded Purchase Price shall be calculated by dividing the aggregate pro forma annual base rent (per the attached Exhibit B) for the space within the Property for those tenants that do not then satisfy the Occupancy Conditions (the “Vacant Space”), by the Base Rent Divider. The balance of the Purchase Price shall be paid to Seller per the terms of this Agreement on the Closing Date (subject to Seller’s funding of the deposits described below).  As of the date hereof, the Vacant Space totals 5,900 square feet.

The parties agree to enter into a mutually agreeable “Earnout Agreement” (attached as Exhibit K) at Closing which sets forth the terms and conditions for the Earnout, some of which are as follows:

The term of the earnout period shall commence on the Closing Date and shall continue until the first to occur of (i) a period of 36 months from the Closing Date, or (ii) the date the Vacant Space has been fully leased and is occupied by tenants then satisfying the Occupancy Conditions (the “Earnout Period”).  During the term of the Earnout Period (and prior to the satisfaction of the Occupancy Conditions of any portion of the Vacant Space by a new tenant), Seller shall be responsible for the monthly pro rata share of taxes, insurance and common area expenses (collectively, the “Operating Expenses”) allocable to the Vacant Space. To that end, Seller agrees to escrow with Escrow Agent at Closing, an amount equal to the estimated aggregate Operating Expenses for the Vacant Space payable during the Earnout Period (the “Operating Expense Escrow”).  Purchaser shall draw down on the Operating Expense Escrow during the Earnout Period to pay any Operating Expenses allocable to the Vacant Space as same become due.  Once any portion of the Vacant Space is leased to, and occupied by, a tenant then satisfying the Occupancy Conditions, Seller’s obligation to pay Purchaser the Operating Expenses allocable to that portion of the Vacant Space shall terminate and the balance of the Operating Expense Escrow allocable to said space shall be promptly paid to Seller. Upon the expiration of the Earnout Period, the balance of the Operating Expense Escrow, if any, shall be paid to Seller.

Seller shall continue to serve as the exclusive leasing agent for the Vacant Space during the Earnout Period and shall be responsible for all costs and expenses associated with leasing the Vacant Space, including without limitation, any brokerage commissions and tenant improvement allowances associated therewith.  To that end, Seller agrees to escrow with Escrow Agent at Closing, an amount equal to (i) $15.00 per square foot of the Vacant Space for anticipated tenant improvement allowances applicable to the Vacant Space, plus (ii) $3.00 per square foot of the Vacant Space for anticipated leasing commissions applicable to the Vacant Space (collectively, the “Leasing Escrow”).  As any portion of the Vacant Space is leased to tenants during the Earnout Period, Seller may draw down on the Leasing Escrow to pay any tenant improvement allowance and/or leasing commissions applicable to said lease, provided in no event shall the aggregate amount funded out of the Leasing Escrow for tenant improvement allowances exceed $15.00 per square foot of the aggregate amount of Vacant Space leased, nor shall the aggregate amount funded from the Leasing Escrow for leasing commissions exceed $3.00 per square foot of the aggregate amount of Vacant Space leased.  Upon the expiration of the Earnout Period, a portion of the Leasing Escrow in an amount equal to the collective sum of the improvement allowances for the then Vacant Space and the leasing commissions applicable to the then Vacant Space shall be either: (y) paid to Purchaser if the Vacant Space is not fully leased to tenants satisfying the Occupancy Conditions prior to the expiration of the Earnout Period; or (z) paid to Seller if the Vacant Space is fully leased to tenants satisfying the Occupancy Conditions prior to the expiration of the Earnout Period.  Any amounts remaining in the Leasing Escrow after payment to Purchaser and/or Seller (as applicable), as provided immediately above shall be paid to Seller at the expiration of the Earnout Period. Additionally, if tenant improvement allowances exceed $15.00 per square foot of the aggregate amount of Vacant Space leased or leasing commissions exceed $3.00 per square foot of the aggregate amount of Vacant Space leased (including for space which is being reconfigured for future leasing to a tenant) (e.g., relocation of walls and doorways), Seller shall be responsible for payment of such shortfall from Seller’s funds without contribution therefor from Purchaser.

All leases for the Vacant Space shall comply with the Leasing Parameters attached hereto as Exhibit F or shall otherwise be approved in writing by Purchaser.   At such time as Seller provides Purchaser with a new lease for any portion of the Vacant Space (and such new occupant has satisfied the Occupancy Conditions), Purchaser shall, upon ten (10) days advance written notice from Seller, pay to Seller a portion of the Unfunded Purchase Price in an amount equal to the annual base rent payable under said new lease (such base rent in no event to exceed 110% of the pro forma annual base rent for such space per the attached Exhibit B) divided by the Base Rent Divider.  Any portion of the Unfunded Purchase Price which remains unfunded as of the expiration of the Earnout Period shall then be deemed to be forfeited by Seller without any further act by Purchaser and shall be forever released from all obligations to fund any portion of the Unfunded Purchase Price thereafter.

Purchaser shall act in a commercially reasonable manner and in good faith during its review and approval of any proposed new tenant and/or lease of the Vacant Space.  Purchaser agrees to respond to Seller deliveries of tenant information and/or leases within five (5) business days after its receipt thereof by Purchaser, and in the event Purchaser fails to respond within an additional two (2) business days after a second notice, said proposed tenant and/or lease shall be deemed approved by Purchaser.  In the event that any tenant and its new lease is approved (or deemed approved) and such lease is signed by the tenant and delivered to Purchaser but Purchaser fails to execute and deliver such lease within two (2) business days after receipt of the second notice described above, then the lease shall be deemed to have been executed by Purchaser as of the sixth (6th) business day following Purchaser’s receipt of same.

21.

[Intentionally Deleted].

22.

Confidentiality. Purchaser and Seller hereby expressly covenant and agree to hold in strict confidence until closing hereunder or for a period of three (3) months from the date of any termination of this Agreement, the existence, nature or content of this Agreement or the transactions contemplated hereby.  Notwithstanding the foregoing, Purchaser and Seller may disclose any of such information if required in litigation, if any (whether arising out of this Agreement or otherwise), or if required by applicable law (including, without limitation, any rule or regulation of the Securities and Exchange Commission), and Purchaser shall be entitled to disclose such information, to the extent necessary, to its lender providing financing for the acquisition of the Property.  Further, and notwithstanding anything to the contrary set forth above, provided that such disclosure shall be limited to the extent reasonably possible, the provisions of this Section 22 shall not restrict the disclosure of such information to key employees, accountants and attorneys of Purchaser, and shall not restrict Purchaser’s inquiries and investigations of the Property as provided for hereunder, but subject in all events to all other obligations of Purchaser under this Agreement relating to its investigations and Inspections of the Property.  The provisions of this Section 22 shall survive termination of this Agreement.

23.

No Offer.  The parties agree that the submission of this Agreement for review or execution by one party to the other does not constitute an offer to sell or purchase the Property, and that this Agreement shall not be valid, binding or enforceable until duly and fully executed by all parties hereto.

24.

Rules of Construction.  Section captions used in this Agreement are for convenience only and shall not affect the construction of the Agreement.  All references to “Sections”, without reference to a document other than this Agreement are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, unless specifically designated otherwise.  The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise.  No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this

Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the forgoing.

25.

Intentionally Omitted.

26.

Counting Days. Days shall be counted by excluding the first day and including the last day, unless the last day is a Saturday, a Sunday, or a legal holiday, and then it shall be excluded. If the day for exercising any right hereunder or for the performance of any obligation under this Agreement is a Saturday, a Sunday, or a legal holiday, then the time for exercising such right or for the performance of that obligation shall be extended to the first following day that is not a Saturday, Sunday, or legal holiday.

27.

Legal Fees. If either party commences legal proceedings for any relief against the other party arising out of or to interpret this Agreement, the losing party shall pay the prevailing party's reasonable legal costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys' fees as determined by the Court. As used herein, "legal proceedings" includes any arbitration proceedings to which the parties may submit.

28.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above stated.

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Title: Manager

Name: John Collett

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Matthew Tice

Name: Matthew Tice

Title: Vice President

EXHIBITS:

Exhibit A

Description of Land

Exhibit B

List of Leases/Current Rent Roll

Exhibit C

List of Contracts

Exhibit C-1

Leasing Commission Agreements

Exhibit D

Escrow Agreement (Deposit)

Exhibit E

List of Security Deposits

Exhibit F

Leasing Parameters

Exhibit G

Environmental Reports and Information

Exhibit H

List of Excluded Personal Property

Exhibit I

Form of Estoppel Certificate

Exhibit I-1

Tenants Required to Deliver Estoppels

Exhibit J

Seller Closing Documents

Exhibit J-1

Purchaser Closing Documents

Exhibit K

Earnout Agreement

Exhibit L

Occupancy Conditions

Exhibit M

REA Estoppel Certificate

Exhibit N

Survey Certification

Exhibit O

Site Plan

Exhibit P

Audit Letter

Exhibit Q

Tiered Closing Schedule Agreement

EXHIBIT A

DESCRIPTION OF LAND

All of Lot 6, Block 1, and Common Areas A, B and F, UNIVERSITY NORTH PARK SECTION I, an addition to the City of Norman, Cleveland County, Oklahoma, according to the plat thereof recorded in Book 21 of Plats, Page 7.

AND

Lot 1, Block 2, REPLAT OF LOT 1, BLOCK 2, UNIVERSITY NORTH PARK SECTION I, an addition to the City of Norman, Cleveland County, Oklahoma, according to the plat thereof recorded in Book 21 of Plats, Page 113, Cleveland County records.

TOGETHER WITH all of Grantor’s easement rights in and to Common Area C, UNIVERSITY NORTH PARK SECTION I, an addition to the City of Norman, Cleveland County, Oklahoma, according to the plat thereof recorded in Book 21 of Plats, Page 7.

EXHIBIT B

LIST OF LEASES/RENT ROLL

[SEE ATTACHED]

EXHIBIT C

LIST OF CONTRACTS

Fire/Sprinkler Monitoring

Simplex Grinnell LP

Bldg A-1502

403.00

Annual

2835 S Utah Avenue

Bldg B-1602

403.00

Annual

Oklahoma City, OK 73108

Bldg C-1740

403.00

Annual

Kris Tomlinson (contact)

Bldg D-1820

403.00

Annual

ktomlinson@tycoint.com

Bldg E-1418

403.00

Annual

2,015.00

Bldg F – Not Sprinklered

Fire Monitoring Monitoring Annual Inspection

Simplex Grinnell LP

Bldg A-1502

757.78

Annual

2835 S Utah Avenue

Bldg B-1602

484.77

Annual

Oklahoma City, OK 73108

Bldg C-1740

780.97

Annual

Ken Bartel (contact)

Bldg D-1820

476.01

Annual

Cell:  405-203-2284

Bldg E-1418

709.87

Annual

Phone: 405-246-1034

3,209.40

kbartels@tycoint.com

Bldg F – Not Sprinklered

Fire Monitoring Sprinkler Annual Inspection

Simplex Grinnell LP

Bldg A-1502

391.51

Annual

2835 S Utah Avenue

Bldg B-1602

195.76

Annual

Oklahoma City, OK 73108

Bldg C-1740

195.76

Annual

Ken Bartel (contact)

Bldg D-1820

195.76

Annual

Cell:  405-203-2284

Bldg E-1418

195.76

Annual

Phone:: 405-246-1034

1,174.55

kbartels@tycoint.com

Bldg F – Not Sprinklered

Landscaping

Pitzer's Lawn Mgmt., Inc.

Section 1A

196.25

Month

11401 South Broadway

Section 1B

5,324.58

Month

Edmond, Ok 73034

5,520.83

Kurt Pitzer (contract)

Phone: 405-844-8909

Cell: 405-844-1477

(Plus mulch, turf repair, bush/tree replacements)

Porter Service

Timmons Property Maintenance

1,837.00

Month

7000 E. Charter Oak Road

Guthrie, OK 73044

Ed Timmons (contact)

Phone: 405-550-3963

ektimmons@sbcglobal.net

Sweeping

Dandy Duster Sweeping Co., LLC

1,020.00

Month

1705 Turtlecreek Road

Edmond, OK 73013

Patsy Thomas (contact)

Phone: 405-341-8909

patzz444@aol.com

EXHIBIT C-1

LEASING COMMISSION AGREEMENTS

- No current leasing commission agreements applicable to the Property.

- Outstanding leasing commissions relating to Existing Tenants:

•

PM Shoes – $11,731.50 due Sooner Investment

•

Complete Nutrition – 1st & 2nd half due totaling $9,828.00 (Price Edwards)

•

Shortt’s Jewelry – 1st & 2nd half due totaling $4,536.00 (Price Edwards)

•

Cell Phone Repair – 2nd half due $2,089.56 (Price Edwards)

•

Ulta - $48,000.00 due Creason Commercial Realty

•

Ulta - $24,000.00 due Sooner Realty Company

TOTAL:

$100,185.06

EXHIBIT D

ESCROW AGREEMENT

Chicago Title & Trust Company

171 North Clark Street

Chicago, Illinois 60601

Facsimile: 312-223-3409

Attention: Nancy Castro, Resident Vice President

Gentlemen:

Reference is made to that certain Purchase and Sale Agreement dated December 23, 2010 (the “Agreement”), among Inland Real Estate Acquisitions, Inc. (hereinafter referred to as “Purchaser”) and UTC I, LLC (hereinafter referred to as “Seller”).

Purchaser and Seller have agreed to select you to serve as “Escrow Agent” with respect to the initial deposit of $1,000,000.00 to be made by Purchaser pursuant to the Agreement (the “Deposit”).  The purpose of this letter agreement is to prescribe instructions governing the services of Escrow Agent with respect to the Deposit.

1.

Purchaser and Seller hereby engage you to serve as Escrow Agent with respect to the  Deposit made by Purchaser pursuant to the Agreement, and Escrow Agent hereby accepts such engagement.

2.

Upon receipt of the Deposit (or any portion thereof) from Purchaser, Escrow Agent shall acknowledge said receipt in writing to Purchaser and Seller and invest the proceeds thereof in the “permitted investments” described below.

3.

For the purposes hereof, “permitted investments” refers to investments directed by Purchaser.

4.

(a)

If settlement is completed under the Agreement, Escrow Agent shall pay the Deposit to Seller as part of the Purchase Price, as required by the Agreement.

(b)

In the event that either Seller or Purchaser terminates the Agreement pursuant to the exercise of any right of termination as permitted by the provisions of the Agreement, Escrow Agent shall pay the Deposit to the party identified in the Agreement (subject to Paragraph 5 below).

5.

In the event that Escrow Agent shall receive an instruction (hereinafter the “Instruction”), with respect to the Deposit, or any part thereof, from the Seller but not from the Purchaser, or from the Purchaser and not from the Seller (the party giving the Instruction being hereinafter referred to as the “Instructing Party” and the party which did not give the Instruction being hereinafter referred to as the “Non-Instructing Party”), Escrow Agent shall deliver or transmit to the Non-Instructing Party a copy of the Instruction received from the Instructing Party.  Unless the Non-Instructing Party notifies Escrow Agent in writing within five (5) days after the Non-Instructing Party’s receipt of the Instruction that Escrow Agent is not to comply with the Instruction, Escrow Agent shall act in accordance with the Instruction.  If, however, the

Non-Instructing Party does notify Escrow Agent within such 5-day period that Escrow Agent is not to comply with the Instruction, Escrow Agent shall not act in compliance therewith, but may thereafter either:

(a)

act solely in accordance with: (i) a new Instruction signed jointly by the Seller and the Purchaser; (ii) a separate Instruction of like tenor from each of the Seller and the Purchaser; or (iii) a certified copy of a judgment of a court of competent jurisdiction as to which Escrow Agent shall have received an opinion of counsel satisfactory to Escrow Agent that such judgment is final and beyond appeal; or

(b)

upon written notice to Seller and Purchaser, deposit the Deposit with the registry of the Federal District Court for the Federal District, or applicable state court, where the Real Property (as defined in the Agreement) is located, and in such event all liability and responsibility of Escrow Agent shall terminate upon such deposit having been made.

6.

NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT AND THE AGREEMENT TO THE CONTRARY, ESCROW AGENT IS HEREBY AUTHORIZED AND DIRECTED TO RELEASE THE DEPOSIT TO PURCHASER IMMEDIATELY (WITHOUT FURTHER AUTHORIZATION FROM SELLER) UPON RECEIPT BY ESCROW AGENT OF PURCHASER’S NOTICE OF TERMINATION OF THE AGREEMENT: (i) ON OR PRIOR TO 5:00 P.M. (CHICAGO TIME) ON FEBRUARY 15, 2010 IN REGARD TO THE STUDY PERIOD; AND (ii) AT ANY TIME PRIOR TO THE CLOSING DATE IN REGARD TO NON-SATISFACTION OF THE LOAN COMMITMENT CONDITION PRECEDENT AND/OR THE NON-SATISFACTION OF THE LOAN FUNDING CONDITION PRECEDENT.

7.

Escrow Agent may rely upon the genuineness or authenticity of any document tendered to it by Seller or Purchaser and shall be under no duty of independent inquiry with respect to any facts or circumstances recited therein.  Escrow Agent shall not be liable for any damage, liability or loss arising out of or in connection with the services rendered by Escrow Agent pursuant to the Agreement or this letter agreement, except for any damage, liability or loss resulting from the willful or negligent conduct of the Escrow Agent or any of its officers or employees.

8.

All notices delivered pursuant hereto shall be in writing, shall be delivered to all parties identified below, and shall be deemed to have been duly given/received: (i) on the date delivered if delivered personally; (ii) the next business day after deposit with a recognized overnight courier service when marked for delivery on the next business day; or (iii) upon completion of transmission (which is confirmed by telephone or a statement generated by the transmitting machine) if sent by facsimile to compatible equipment in the possession of the recipient, and addressed to the party for whom it is intended at the address hereinafter set forth:

(a)

 If to Purchaser:

Inland Real Estate Acquisitions, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: Matthew Tice

Fax Number: (630) 218-4935 and (972) 930-0222

With a copy to:

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: Robert Baum, General Counsel

Fax Number: (630) 218-4900 and (630) 571-2360

(b)

If to Seller:

UTC I, LLC

118-C West Union Street

Morganton, NC 28455

Attn: Robert Collett

Fax Number: (828) 430-4378

UTC I, LLC

1111 Metropolitan Avenue, Suite 700

Charlotte, NC 28204

Attn: John Collett

Fax Number: (704) 335-8654

With a copy to:

Michael Robbe, Esq.

1111 Metropolitan Avenue, Suite 700

Charlotte, North Carolina 28204

Fax Number: (704) 335-8654

(c)

If to Escrow Agent:

Chicago Title & Trust Company

171 North Clark Street

Chicago, Illinois 60601

Attention: Nancy Castro

Facsimile: 312-223-3409

Any party may designate a change of address by written notice to the other in accordance with the provisions set forth above, which notice shall be given at least ten (10) days before such change of address is to become effective.

9.

The instructions contained herein may not be modified, amended or altered in any way except by a writing (which may be in counterpart copies) signed by Seller and Purchaser and acknowledged by Escrow Agent.

10.

Seller and Purchaser reserve the right, at anytime and from time to time, to jointly substitute a new escrow agent in place of Escrow Agent.

11.

This letter agreement is intended solely to supplement and implement the provisions of the Agreement and is not intended to modify, amend or vary any of the rights or obligations of Purchaser or Seller under the Agreement.

12.

Purchaser’s and Seller’s respective federal tax identification numbers are as follows:

Purchaser:

Tax I.D. Number:

36-3614035

Seller:

Tax I.D. Number:

Please confirm your acceptance of the terms and conditions of this letter agreement by signing and dating three (3) copies of this letter agreement at the place indicated below.

Very truly yours,

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

Name:

Title:

Dated: __________, 2010

ACCEPTED AND AGREED:

UTC I, LLC, an Oklahoma limited liability company

By:______________________________

Title: Manager

Name: Robert C. Collett

Dated: __________, 2010

ESCROW AGENT:

CHICAGO TITLE & TRUST COMPANY

By:

Name:

Title:

Dated:  __________, 2010

EXHIBIT E

LIST OF SECURITY DEPOSITS

$1 Jewelry Galore – 3/20/09

2,800.00

Allure Nail Spa (Thi Kim Le) – 5/8/07

2,916.66

Great Clips – 10/11/07

3,333.00

Qdoba Mexican Grill – 11/6/07

7,500.00

Splash Frozen Yogurt – 8/31/09

2,587.50

Sports Clips – 11/13/07

3,333.33

Subway – 6/5/08

2,800.00

US Cellular – 2/28/08

2,916.17

Wingstop – 3/20/08

2,916.67

TOTAL

$31,103.33

EXHIBIT F

LEASING PARAMETERS

1.

The proposed use shall be a use typically found in retail centers of this type.

2.

The proposed use shall be subject to Purchaser’s reasonable right of approval based upon the proposed tenant use in consideration of similar uses at properties of the same size and class as the Property, provided such proposed use does not duplicate uses at the Property (other than cell phone service providers which may be duplicative).

3.

The proposed lease must provide for tenant sales reporting at a minimum of annually with monthly being the preferred method. The exception being “National Credit Tenants;” defined as a minimum of $350 million in annual gross sales.  Notwithstanding the forgoing, Seller will utilize commercially reasonable efforts to require tenants to report sales.

4.

The proposed use shall not violate any exclusives (nor any prohibited uses) existing in any other tenant’s lease or covenants existing in any other documents of record.

5.

The lease is for an original term of not less than 5 years, nor more than 15 years.

6.

No concessions shall be provided to the tenant (e.g., free rent, CAM, taxes, insurance relief, TI’s) which would be at Purchaser’s expense. Concessions granted at Seller’s expense are permitted, subject to Purchaser’s approval and the terms of these Leasing Parameters (e.g. # 16).

7.

All leases (other than leases with national tenants and tenants in excess of 7,500 square feet) shall be prepared substantially in accordance with the small shop tenant lease form approved by Purchaser during the Study Period subject to commercially reasonable variances and prevailing market parameters such as those found in the existing center.

8.

The proposed tenant or operator has successful retail and/or business operating experience including, but not limited to, three years in the type of business to be operated at the leased premises.  In the absence of three years experience, the prospective tenant must be an approved franchisee of a recognized franchisor.

9.

[Intentionally Deleted]

10.

The proposed non-national credit tenant and/or lease guarantor has an aggregate net worth of at least three years of the total aggregate annualized rent, including all expenses, for any tenant of the leased premises, together with a credit rating reasonably acceptable to Purchaser. Additionally, guarantor shall have liquid assets equivalent to 12 months of aggregate rent at the time of lease execution.  In addition, Purchaser shall have the reasonable right to approve any so-called “national tenant,” and/or “national credit tenant,” which is then experiencing financial and/or sales difficulties as documented by independent third party reports.

11.

Said leases shall average at least 10% increases every five years.

12.

The tenant’s lease will not include rent reductions or early termination clauses of any kind prior to the end of the 5th lease year except for customary casualty and condemnation provisions; provided, however, a portion of the Property (not to exceed 4,000 square feet in the aggregate) may be subject to leases which contain a termination clause which is effective as of the end of the 3rd lease year.

13.

In addition to tenant’s base rent, the leases will include 100% reimbursement for taxes, insurance and common area maintenance (subject to caps on increases in CAM which are consistent with market conditions and conservative estimates of said increases and as approved by Purchaser), including either a 10% (of CAM) administrative charge or a 4% management fee.  Provided, however, that caps on CAM shall not apply to the so-called “uncontrollable expenses” in any event: snow removal and fuel related surcharges.

14.

Purchaser shall act in a commercially reasonable manner and in good faith during its review and determination of the credit worthiness of any tenant and/or guarantor.   Also, Purchaser agrees to respond to Seller deliveries of tenant/guarantor credit information within 5 business days after its receipt by Purchaser, otherwise said tenant/guarantor credit worthiness shall be deemed approved by Purchaser.

15.

Tenant improvement allowances, free rent, leasing commissions and similar costs shall be subject to Purchaser’s reasonable approval and shall be paid by Seller or otherwise credited to Purchaser for payment when due.

16.

Tenant improvement allowances provided in a proposed lease shall be at market rates, not to exceed $35.00 per square foot for 1st generation space (over vanilla shell).

17.

No proposed tenant shall be: (i) under common ownership and/or control of Seller, nor (ii) related (in the context of familial relations and also in the context of business relations) to Seller or its respective constituent partners, members, owners, etc.

EXHIBIT G

ENVIRONMENTAL REPORTS AND INFORMATION

Phase I Report prepared by:

Kleinfelder – January 30, 2007

10926 E 55th Place

Tulsa, OK 74146

(918) 627-6161

EXHIBIT H

LIST OF EXCLUDED PERSONAL PROPERTY

None

EXHIBIT I

FORM OF ESTOPPEL CERTIFICATE

To:

Inland Real Estate Acquisitions, Inc., and

______________________________, and

and its collective lenders successors and assigns (“Purchaser”)

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Sharon Anderson-Cox

Re:

Lease Agreement dated                                   and amended                                (“Lease”), between                                                                                     as “Landlord”, and                                                                           , as “Tenant”, guaranteed by                                                                          (“Guarantor”) for leased premises known as                                                                                                           (the “Premises”) of the property commonly known as                                                                                                                                           (the “Property”).

1.

Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof.

a.  Dates of all amendments, letter

agreements, modifications and waivers

related to the Lease

b. Commencement Date

c.  Expiration Date

d.  Current Annual Base Rent

Adjustment Date

Rental Amount

e.  Fixed or CPI Rent Increases

f.   Square Footage of Premises

g.   Security Deposit Paid to Landlord

h.   Renewal Options

            Additional Terms for

________ years at $                    per year

i.  Termination Options

Termination Date ______________

Fees Payable _________________

2.

Tenant further certifies to Purchaser that:

a.

the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;

b.

the Lease has not been assigned and the Premises have not been sublet by Tenant;

c.

Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;

d.

Tenant is open for business or is operating its business at the Premises;

e.

no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

f.

Landlord has no obligation to segregate the security deposit or to pay interest thereon;

g.

Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

h.

Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

i.

Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));

j.

Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

k.

Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;

l.

no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;

m.

Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;

n.

Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;

o.

the Lease does not give the Tenant any operating exclusives for the Property;

p.

Tenant is not affiliated with Seller in any way or manner through common ownership and/or control; and

q.

Rent has been paid through ______ __, 2011.

3.

This certification is made with the knowledge that Purchaser is about to acquire an ownership interest in the Property.  Tenant further acknowledges and agrees that Purchaser (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate.  The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

[TENANT]

By:

Its:

Date:                                 , 2011

GUARANTOR ESTOPPEL CERTIFICATE

Date:                                    , 2011

To:

Inland Real Estate Acquisitions, Inc., and

__________________________, and

and its collective lenders successors and assigns (“Purchaser”)

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention:  Sharon Anderson-Cox

Re:

Guaranty Agreement dated                         (“Guaranty of Lease”) pertaining to that certain lease dated                                          between                                                                                                as Landlord and                                                                                 as Tenant for leased premises known as                                                                                                           (the “Premises”) located at the property commonly known as                                                                                  (the “Property”).

1.

Guarantor certifies to Lender and Purchaser that: (a) the Guaranty of Lease has been properly executed by Guarantor and is presently in full force and effect without amendment or modification except as noted above; (b) Guarantor has no existing defenses, offsets, liens, claims or credits against the obligations under the Guaranty of Lease.

2.

This certification is made with the knowledge that Purchaser is about to acquire an ownership interest in the Property.  Guarantor further acknowledges and agrees that Purchaser and its lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate.

3.

The undersigned is authorized to execute this Guarantor Estoppel Certificate on behalf of Guarantor.

[GUARANTOR]

By:

EXHIBIT I-1

TENANTS REQUIRED TO DELIVER ESTOPPELS

(i) Each tenant having a demised premises of 4,000 square feet or more together with (ii) Pei Wei, Qdoba, TMobile, Citifinancial and PM Shoes/Westies, plus (iii) 90% of the remaining tenants.

EXHIBIT J

SELLER CLOSING DOCUMENTS

1.

Deed

2.

Assignment of Leases

3.

Bill of Sale

4.

Assignment of Contracts

5.

FIRPTA

6.

Seller’s Affidavit

7.

Intentionally Omitted

8.

Termination of Property Management Agreement

9.

Closing Statement

10.

Tenant and OEA Notice Letters (OEA Notice letter shall include notice of Seller’s resignation as “Operator” under the Target OEA)

11.

Broker lien waivers from HFF acknowledging receipt of a broker commission from Seller's net proceeds of sale

12.

Assignment of Seller’s “Approving Party” status under the Target OEA

13.

Resignation of Seller’s status as “Operator” under the Target OEA

14.

Earnout Agreement

15.

Audit Letter in favor of Purchaser’s auditors (KPMG) in the form attached as Exhibit P.

16.

Exclusive Leasing Agreement

EXHIBIT J-1

PURCHASER CLOSING DOCUMENTS

1.

Assignment of Leases

2.

Bill of Sale

3.

Assignment of Contracts

4.

Intentionally Omitted

5.

Closing Statement

6.

Assignment of Seller’s “Approving Party” status under the Target OEA

7.

Acceptance of “Operator” status under the Target OEA

8.

Earnout Agreement

9.

Exclusive Leasing Agreement

EXHIBIT K

EARNOUT AGREEMENT

 [To Be Attached]

EXHIBIT L

OCCUPANCY CONDITIONS

“Occupancy Conditions:” for any Property gross leasable area shall be collectively defined as having satisfied the following conditions: (i) a signed lease with a tenant, and (ii) the tenant shall be open for business to the public with a fully-stocked store, and (iii) the tenant shall be current in the payment of full rent and reimbursements, and (iv) all the leasing commissions and tenant improvement allowances shall have either been paid for by Seller or credited to Purchaser, and (v) a permanent certificate of occupancy or its equivalent occupancy permit issued by the local governmental authorities and delivered to Purchaser, for such tenant’s respective demised premises, (vi) the tenant shall have provided an estoppel certificate executed by the tenant with regard to such lease in the form attached hereto as Exhibit I, and (vii) for any post-Closing construction of buildings and related improvements by Seller upon the Property, a later-date title endorsement insuring title to the Property is not subject to any liens related to any work performed by or on behalf of Seller or any tenant which is the subject of the Earnout.

.

EXHIBIT M

REA/SDA ESTOPPEL CERTIFICATE

________ __, 2011

TO:

INLAND REAL ESTATE ACQUISITIONS, INC.,

and its lenders, successors and assigns (“INLAND”)

2901 Butterfield Road

Oak Brook, IL 60523

Attention:  Sharon Anderson-Cox

RE:

Declaration of Covenants, Easements and Restrictions,

dated as of ____________, and entered into by and among ______________ (“Seller”) _________________, and ____________________ (the “Easement Agreement”)

Site Development Agreement dated as of ____________, and entered into by and among ______________ (“Seller”) _________________, and ____________________ (the “Site Development Agreement”)

The undersigned, _________________, as a party to the Easement Agreement, which benefits and burdens property owned by _______________ and located in the City of _______, ________ County, __________, and as a party to the Site Development Agreement hereby certifies that as of the date hereof hereby certifies that as of the date hereof:

1.

The Easement Agreement, attached hereto and made a part hereof, is in full force and effect and has not been modified or amended in any respect.

2.

Except for the Easement Agreement, there are no other agreements between Seller and ___________________.

3.

Neither Seller nor ______________ has received nor given any notice of default pursuant to the terms of the Easement Agreement.

4.

Seller has billed ___________ in the amount of $ ________, through the month of ______________, as and for its pro-rata contribution toward maintenance of the Common Area (as defined in the Easement Agreement).

5.

All obligations and burdens of Seller and _____________ under the Site Development Agreement have been fully satisfied.

This Estoppel Certificate is given solely for the information of INLAND (including its lenders, successors and assigns) and may not be relied upon by any other person or entity.

_______________________________

_______________________________

BY:____________________________

AS ITS: _______________________

EXHIBIT N

SURVEY CERTIFICATION

[To be reviewed by Seller’s Surveyor]

The undersigned does hereby certify to Inland _____________________________, ________________, L.L.C., Chicago Title Insurance Company and [Lender] ____, and their respective lenders, nominees, successors and assigns that (a) this survey was prepared by me or under my supervision, (b) the legal description of the property as set forth herein, and the location of all improvements, encroachments, fences, easements, roadways, rights of way and setback lines which are either visible or of record in ____________ County, ___________, (according to Commitment for Title Insurance Number _________ dated __________, 2011, issued by Chicago Title Insurance Company) are accurately reflected hereon, (c) this survey accurately depicts the state of facts as they appear on the ground,  (d) except as shown hereon, there are no visible improvements, encroachments, fences or roadways on any portion of the property, or reflected on the title commitment, (e) the property shown hereon has access to a publicly dedicated roadway, (f) the property described hereon {does} {does not} lie in a 100 year flood plain identified by the Secretary of Housing and Urban Development or any other governmental authority under the National Flood Insurance Act of 1968 (24 CFR §1909.1), as amended (such determination having been made from a personal review of flood map number _______, which is the latest available flood map for the property), (g) the property boundary lines and lines of actual possession are the same, (h) all utility services to the property either enter the property through adjoining public streets, or this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land, (i) this survey shows the location and direction of all storm drainage systems for the collection and disposal of all surface drainage, (j) the property surveyed contains _______ acres and ___________ parking spaces, (k) any discharge into streams, rivers, or other conveyance systems is shown on the survey. This survey has been made in accordance with “Minimum Standard Detail Requirements For ALTA/ACSM Land Title Surveys” jointly established and adopted by American Land Title Association (“ALTA”) and National Society of Professional Surveyors (“NSPS”) in 2005 and meets the accuracy requirements of an Urban Survey, as defined therein and includes items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(b)(2), 7(c), 8, 9, 10, 11(a), 11(b), 13, and 14 of Table A thereof.

Dated: ____________, 2011          (NAME OF SURVEYOR AND

    QUALIFICATION)

                                                         ______________________________

                                                         Registration No. ________________

Note: If any structure is located within a flood zone, Purchaser requires a finished floor elevation certificate.

EXHIBIT O

SITE PLAN

EXHIBIT P

AUDIT LETTER

KPMG LLP

303 E. Wacker Drive

Chicago, IL  60601

Current Date (date must be the date of completion of audit field work)

Ladies and Gentlemen:

We are providing this letter in connection with your audit of the Historical Summary of Gross Income an Direct Operating Expenses (“Historical Summary”) of The Property’s Name (the “Property”) for the year ended December 31, 2009 for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the CASH or ACCRUAL (choose one) method of accounting.

Certain representations in this letter are described as being limited to matters that are material.  Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

1.

We have made available to you all financial records and related data

2.

There are no:

a.

Violations or possible violations of laws or regulations, whose effects should be considered for disclosure in the Historical Summary or as a basis for recording a loss contingency.

b.

Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with FASB Accounting Standards Codification (ASC) 450, Contingencies.

c.

          Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB ASC 450, Contingencies.

d.

Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

e.

Events that have occurred subsequent to the Historical Summary date and through the date of this letter that would require adjustment to or disclosure in the Historical Summary.

3.

We acknowledge our responsibility for the design and implementation of programs and controls to prevent, deter and detect fraud.  We understand that the term “fraud” includes misstatements arising from fraudulent financial reporting and misstatements arising from misappropriation of assets.

4.

We have no knowledge of any fraud or suspected fraud affecting the entity involving:

a.

Management,

b.

Employees who have significant roles in internal control over financial reporting, or

c.

Others where the fraud could have a material effect on the Historical Summary.

5.

We have no knowledge of any allegations of fraud or suspected fraud affecting the entity received in communications from employees, former employees, or others.

6.

We have no knowledge of any officer or director of the Property, or any other person acting under the direction thereof, having taken any action to fraudulently influence, coerce, manipulate or mislead you during your audit.

7.

The Property has complied with all aspects of contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

8.

All income from operating leases is included as gross income in the Historical Summary.  No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the fair presentation in the Historical Summary, results of Gross Income and Direct Operating Expenses for the year ended December 31, 2009 in conformity with the CASH or ACCRUAL (choose one) method of accounting

Very truly yours,

(Name of owner)

Name

Insert Name and Title (Should be individual signing the purchase and sale agreement)

Name

Insert Name and Title (Should be primary accounting decision maker)

 EXHIBIT Q

TIERED CLOSING SCHEDULE AGREEMENT

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made and entered into as of the 24th of January, 2011, by and between UTC I, LLC, an Oklahoma limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 23, 2010 for the purchase and sale of Area 1 A and 1 B of University Town Shopping Center located in Norman, Oklahoma and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Purchaser have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.

The phrase “thirty (30) days from the effective date of this Agreement” contained in the third sentence of Section 15 of the Agreement is hereby deleted and the phrase “through February 4, 2011” is inserted therein.

2.

 This First Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one First Amendment. Each person executing this First Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this First Amendment.  Any counterpart to this First Amendment may be executed by facsimile copy and shall be binding on the parties.

The Agreement shall remain in full force and effect, as modified hereby.

PLEASE SEE FOLLOWING PAGE FOR SIGNATURES

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First Amendment to Letter Agreement

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Robert Brinkman

Name: Robert Brinkman

Title:   Vice President

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Second Amendment”) is made and entered into as of the 4th of February, 2011, by and between UTC I, LLC, an Oklahoma limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 23, 2010, as amended, for the purchase and sale of Area 1 A and 1 B of University Town Shopping Center located in Norman, Oklahoma and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Purchaser have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.

The phrase “through February 4, 2011” contained in the third sentence of Section 15 of the Agreement is hereby deleted and the phrase “through February 11, 2011” is inserted therein.

2.

 This Second Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Second Amendment. Each person executing this Second Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Second Amendment.  Any counterpart to this Second Amendment may be executed by facsimile copy and shall be binding on the parties.

The Agreement shall remain in full force and effect, as modified hereby.

PLEASE SEE FOLLOWING PAGE FOR SIGNATURES

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First Amendment to Letter Agreement

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

Title:   Vice President

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Third Amendment”) is made and entered into as of the 14th of February, 2011, by and between UTC I, LLC, an Oklahoma limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 23, 2010, as amended, for the purchase and sale of Area 1 A and 1 B of University Town Shopping Center located in Norman, Oklahoma and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Purchaser have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.

The date “February 15, 2011” contained in the second line of Section 8(a) of the Agreement is hereby deleted and the date “March 1, 2011” is hereby inserted therein.

2.

Seller acknowledges and agrees that Purchaser attempted to send Purchaser’s title and survey comment letter on two occasions prior to the expiration of the Title Review Period by facsimile to Robert Collett in accordance with Section 19 of the Agreement.  However, Robert Collett did not receive Purchaser’s title and survey comment letter prior to the expiration of the Title Review Period.  On February 14, 2011, Purchaser sent the title and survey comment letter to Robert Collette by overnight delivery. Seller hereby waives any and all right to claim that the failure of Purchaser to provide such notice to Robert Collett prior to the expiration of the Title Review Period constitutes a waiver of any or all of Purchaser’s rights under Section 15 of the Agreement and/or to Purchaser’s right to object to any matters of title or survey existing as of the effective date(s) of the Title Commitment and the Survey.

3.

 This Third Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Third Amendment. Each person executing this Third Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Third Amendment.  Any counterpart to this Third

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First Amendment to Letter Agreement

Amendment may be executed by facsimile copy and shall be binding on the parties.

The Agreement shall remain in full force and effect, as modified hereby.

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

Title: Vice President

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Fourth Amendment”) is made and entered into as of the 1st of March, 2011, by and between UTC I, LLC, an Oklahoma limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 23, 2010, as amended, for the purchase and sale of Area 1 A and 1 B of University Town Shopping Center located in Norman, Oklahoma and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Purchaser have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.

The date “March 1, 2011” contained in the second line of Section 8(a) of the Agreement is hereby deleted and the date “March 4, 2011” is hereby inserted therein.

2.

This Fourth Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Fourth Amendment. Each person executing this Fourth Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Fourth Amendment.  Any counterpart to this Fourth Amendment may be executed by facsimile copy and shall be binding on the parties.

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First Amendment to Letter Agreement

The Agreement shall remain in full force and effect, as modified hereby.

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

Title: Vice President

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Fifth Amendment”) is made and entered into as of the 4th of March, 2011, by and between UTC I, LLC, an Oklahoma limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 23, 2010, as amended, for the purchase and sale of Area 1 A and 1 B of University Town Shopping Center located in Norman, Oklahoma and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Purchaser have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.

The date “March 4, 2011” contained in the second line of Section 8(a) of the Agreement is hereby deleted and the date “March 8, 2011” is hereby inserted therein.

2.

This Fifth Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Fifth Amendment. Each person executing this Fifth Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Fifth Amendment.  Any counterpart to this Fifth Amendment may be executed by facsimile copy and shall be binding on the parties.

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First Amendment to Letter Agreement

The Agreement shall remain in full force and effect, as modified hereby.

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

Title: Vice President

SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Sixth Amendment”) is made and entered into as of the 8th of March, 2011, by and between UTC I, LLC, an Oklahoma limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 23, 2010, as amended, for the purchase and sale of Area 1 A and 1 B of University Town Shopping Center located in Norman, Oklahoma and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Purchaser have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.

The date “March 8, 2011” contained in the second line of Section 8(a) of the Agreement is hereby deleted and the date “March 10, 2011” is hereby inserted therein.

2.

This Sixth Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Sixth Amendment. Each person executing this Sixth Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Sixth Amendment.  Any counterpart to this Sixth Amendment may be executed by facsimile copy and shall be binding on the parties.

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First Amendment to Letter Agreement

The Agreement shall remain in full force and effect, as modified hereby.

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

Title: Vice President

SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Seventh Amendment”) is made and entered into as of the 10th of March, 2011, by and between UTC I, LLC, an Oklahoma limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 23, 2010, as amended, for the purchase and sale of Area 1 A and 1 B of University Town Shopping Center located in Norman, Oklahoma and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Purchaser have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.

Purchaser hereby approves of its due diligence investigation of the Shopping Center subject to resolution to Purchaser’s satisfaction of the following matters prior to Closing (collectively, the “Open Study Period Issues”):

a.

resolution of the matters described by Michael A. Shlau’s February 11, 2011 title and survey comment letter (including, but not limited to the matters concerning the Master Association);

b.

receipt and approval by Purchaser and Chicago Title Insurance Company of a revised survey of the Shopping Center based upon which Chicago Title Insurance Company can provide assurances to Purchaser against loss/damage due to the failure of the Shopping Center to comply with parking requirements designated to Lot 6 within the REA and which evidences compliance by all improvements at the Shopping Center with the REA building height limitations; and

c.

receipt by Purchaser of written evidence that the Master Association is performing its duties and responsibilities under the First Amended and Restated Declaration of Covenants and Restrictions for University North Park dated March 10, 2006 and recorded on March 13, 2006 as

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First Amendment to Letter Agreement

Document No. 2006 10123 in the Office of the Recorder of Cleveland County, Oklahoma (the “Declaration”).  Alternatively, Seller may provide written evidence that the owners of the land(s) subject to the Declaration are performing such duties and responsibilities themselves which must be evidenced by one or more Covenants (as defined below) setting forth the manner by which owners have allocated the responsibilities and costs for repairs and maintenance (the “Covenants”), as more fully discussed in Section 9.3 of the Declaration.

2.

The parties acknowledge and agree that as of the date of this Seventh Amendment, the Shorts Jewelry tenant at the Shopping Center does not have a valid certificate of occupancy.  As a result, Seller and Purchaser agree that the portion of the Purchase Price allocable to the Shorts Jewelry tenant shall not be paid to Seller at the Closing.  Upon receipt of a valid certificate of occupancy for the Shorts Jewelry tenant, Seller will have earned that portion of the Unfunded Purchase Price allocable to the Shorts Jewelry tenant (provided that the other Occupancy Conditions also remain satisfied) and an earnout closing will then be held.

3.

The following sentence shall be inserted at the end of Section 6(i) of the Agreement: “Also, Seller shall obtain an (i) Association estoppel or Covenant estoppel(s) (as applicable) in the form attached as Exhibit R, and made a part hereof, from University North Park Association, LLC, an Oklahoma not-for-profit limited liability company, with respect to the Master Association governing the Shopping Center or from the owners of the land(s) subject to the Declaration (as applicable) and (ii) an FAA Regulations estoppel from the University of Oklahoma concerning the FAA regulations encumbering the Shopping Center which shall, at a minimum, (a) certify that the University of Oklahoma has FAA jurisdiction over the Shopping Center; (b) that all improvements and landscaping at the Shopping Center are in compliance with FAA regulations; and (c) that Purchaser would have the right to reconstruct the improvements as they exist as of the Closing Date if a casualty at the Shopping Center were to occur.”

4.

The following sentence shall be inserted at the end of Section 8(a) of the Agreement:

Notwithstanding anything to the contrary contained herein, Purchaser shall be entitled to terminate this Agreement on or before March 25, 2011 before 5:00 pm Chicago local time, if by

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First Amendment to Letter Agreement

that time and date any of the closing conditions described by the Agreement, including but not limited to the Open Study Period Issues have not been fully satisfied to Purchaser's sole satisfaction, by delivering written notice of Purchaser’s dissatisfaction of same to Seller and Escrow Agent on or prior to that date and time.”

5.

The Agreement is amended by inserting the phrase “along with an Association estoppel certificate from University North Park Association, LLC or a Covenant estoppel certificate from the owners of the land(s) subject to the Declaration along with an FAA Regulations estoppel certificate from the University of Oklahoma all” between the phrase “REA estoppel certificate from Target” and “as described in Section 6(i)” of lines 1 and 2 of Section 9(a)(i) of the Agreement.

6.

The following provision is hereby inserted at the end of Section 9(a) of the

Agreement: “(ix) Resolution of the Open Study Period Issues.”

7.

The following paragraph is hereby inserted as the second paragraph of Section 13(d) of the Agreement:

“In the event that on or prior to the third (3rd) anniversary of the Closing Date a tenant of the Shopping Center exercises any right that it might have under its lease to initiate an inspection or audit the common area maintenance expenses for the Shopping Center for any period prior to the Closing Date, Purchaser shall promptly notify Seller of such exercise.  Seller, at the cost and expense of Seller, shall have the right to fully participate in, and at its election, take over the management and defense of, such inspection or audit and any litigation, mediation and/or arbitration proceedings resulting from such inspection or audit.  Purchaser shall reasonably cooperate with the efforts of Seller in connection with any such inspection, audit, litigation, mediation and/or arbitration proceeding and shall utilize reasonable efforts to minimize or mitigate any liability of Seller hereunder.  Seller hereby covenants and agrees to indemnify, defend and hold harmless Purchaser from and against any liabilities Purchaser shall suffer as a result of any refund of common area costs or payment of costs and expenses as a result of any such inspection or audit initiated on or prior to the third (3rd) anniversary of the Closing Date of any period prior to the Closing Date.”

8.

The following sentence is hereby inserted as new Section 13(j) of the Agreement: “At the Closing, Seller covenants and agrees to deposit the sum of Fifty-Four Thousand Twenty-Five and No/100 Dollars ($54,025.00) into an escrow with Escrow Agent (the “Immediate Needs Repair Escrow”) as security for  any immediate

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needs repairs that are required at the Shopping Center (the “Immediate Needs Repairs”). The Immediate Needs Repair Escrow shall be held by Escrow Agent under the joint control of Seller and Purchaser (modified to comply with the terms hereof) for a period beginning on the date of deposit and continuing until Seller’s completion of the Immediate Needs Repairs to Purchaser’s commercially reasonable satisfaction upon which Escrow Agent will release the amounts in the Immediate Needs Repairs Escrow to Seller.  This Section 13(j) will survive the Closing. The details of the Immediate Needs Repairs Escrow shall be set forth in a certain Post Closing and Indemnity Agreement to be negotiated and finalized by and between Seller and Purchaser on or before the Closing Date.”

9.

The following sentence is hereby inserted as new Section 13(k) of the Agreement: “At the Closing, Seller covenants and agrees to deposit the sum of Twenty-three Thousand and Sixty-Four and No/100 Dollars ($23,064.00) into an escrow with Escrow Agent (the “Ulta CAM Reimbursement Escrow”) as security for any common area maintenance, real estate taxes and insurance slippage for the Ulta tenant at the Shopping Center from the date of the Closing through October 31, 2012. The Ulta CAM Reimbursement Escrow shall be held by Escrow Agent under the joint control of Seller and Purchaser (modified to comply with the terms hereof). This Section 13(k) will survive the Closing. The details of the Ulta CAM Reimbursement Escrow shall be set forth in a certain Post Closing and Indemnity Agreement to be negotiated and finalized by and between Seller and Purchaser on or before the Closing Date.”

10.

The final sentence of the first paragraph of Section 20 of the Agreement is amended by deleting the number “5,900” and inserting the number “4,500” therein.

11.

This Seventh Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Seventh Amendment. Each person executing this Seventh Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Seventh Amendment.  Any counterpart to this Seventh Amendment may be executed by facsimile copy and shall be binding on the parties.

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The Agreement shall remain in full force and effect, as modified hereby.

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

Title: Vice President

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EXHIBIT R

ASSOCIATION ESTOPPEL CERTIFICATE

This Association Estoppel is made this _____ day of _____, 2011 by_______________OWNERS' ASSOCIATION (the “Certifying Party”) for the benefit of

Inland Diversified Norman University, L.L.C. (“Inland”)

and its lenders, successors and assigns

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: Sharon Anderson-Cox

RECITALS:

WHEREAS, ______________ (“Seller”), have previously executed and entered into that certain Purchase and Sale Agreement (the “Agreement”) whereby Seller agreed to sell, transfer, convey and assign to ________all of its right, title and interest in and to the parcel of real property commonly known as ________________ and more particularly described on Exhibit A attached hereto and made a part hereof (the “Parcel”); and

WHEREAS, the Parcels are all subject to that certain First Amended and Restated Declaration of Covenants and Restrictions dated _________, and recorded as ___________, encumbering the Parcel as amended, and such other covenants and restrictions of record with the Certifying Party as may affect the Parcel (collectively, the “Declaration”).

NOW, THEREFORE, the Certifying Party hereby represents, warrants and certifies to INLAND as follows:

1.

The Declaration has not been amended and is in full force and effect.

2.

The undersigned has neither given nor received any notice of default with respect to the Declaration and to the knowledge of the undersigned (whereby knowledge shall be limited to the actual knowledge of the party signing this Association Estoppel), neither the undersigned nor any other party is in default under the Declaration.

3.

The undersigned acknowledges and agrees that, upon its acquisition of the Property, Purchaser shall be entitled to all of the benefits, rights, privileges and burdens of the Declaration.

4.

The undersigned’s last contribution for common area maintenance costs and expenses was for the month of ____________, 2011 in the amount of

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$ ______________________ has been paid.

5.

All Association dues are paid in full to date.

6.

The Association does not have a right of repurchase refusal against the Property under the Declaration.

7.

To the best of Certifying Party’s knowledge, as of the date hereof (i) the liabilities and obligations of Seller under the Declaration have been fully satisfied and discharged in a timely fashion; and (ii) Seller is in good standing pursuant to the Declaration and no event has occurred that with the giving of notice, or passage of time, or both would constitute a default by Seller pursuant to the Declaration.

8.

The monthly assessment applicable to each Parcel is in the amount set forth on Exhibit B attached hereto and made a part hereof for such Parcel.  To the best of Certifying Party's knowledge, as of the date hereof, such monthly assessments have been timely paid for the current month.

9.

To the best of Certifying Party's knowledge, as of the date hereof, there are no special assessments pending, levied or contemplated with respect to any Parcel.

10.

The Certifying Party acknowledges that Inland and its lenders, successors and assigns will rely on the statements contained in this Association Estoppel.

IN WITNESS WHEREOF, the undersigned has executed this Association Estoppel as of the date first above written.

___________ Owners Association

___________________________

By:

Name:  ___________

Its:  President

EIGHTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS EIGHTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Eighth Amendment”) is made and entered into as of the 24th of March, 2011, by and between UTC I, LLC, an Oklahoma limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 23, 2010, as amended, for the purchase and sale of Area 1 A and 1 B of University Town Shopping Center located in Norman, Oklahoma and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Purchaser have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.

The Agreement is hereby amended by deleting the phrase “on or before March 25, 2011” contained within the first sentence of Section 13(a) of the Agreement and inserting the phrase “five (5) business days after satisfaction of the conditions described by Section 9(a) of the Agreement, including but not limited to, the Open Study Period Issues, but in no event later than April 15, 2011” therein.

2.

This Eighth Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Eighth Amendment. Each person executing this Eighth Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Eighth Amendment.  Any counterpart to this Eighth Amendment may be executed by facsimile copy and shall be binding on the parties.

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The Agreement shall remain in full force and effect, as modified hereby.

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

Title: Vice President

NINTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS NINTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Ninth Amendment”) is made and entered into as of the 15th of April, 2011, by and between UTC I, LLC, an Oklahoma limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 23, 2010, as amended, for the purchase and sale of Area 1 A and 1 B of University Town Shopping Center located in Norman, Oklahoma and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Purchaser have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.

Purchaser hereby approves of its due diligence investigation of the Property.

2.

The final sentence of Section 6(i) of the Agreement is hereby deleted and the following sentence inserted therein: “Also, Seller shall obtain an Association estoppel in the form attached as Exhibit R, and made a part hereof, from University North Park Association, LLC, an Oklahoma not-for-profit limited liability company, with respect to the Master Association governing the Shopping Center and from The Board of Regents of the University of Oklahoma, University North Park, LLC and University Town Center, LLC as parties to the Declaration.

3.

The Agreement is hereby amended by deleting the phrase “five (5) business days after satisfaction of the conditions described by Section 9(a) of the Agreement, including but not limited to, the Open Study Period Issues, but in no event later than April 15, 2011” contained within the first sentence of Section 13(a) of the Agreement and inserting the phrase “on or before April 29, 2011” therein.

4.

This Ninth Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Ninth Amendment. Each person executing this Ninth Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Ninth Amendment.  Any counterpart to this Ninth Amendment may be executed by facsimile copy and shall be binding on the parties.

The Agreement shall remain in full force and effect, as modified hereby.

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

Title: Vice President

EXHIBIT “R”

See Attached

TENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS TENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Tenth Amendment”) is made and entered into as of the 29th of April, 2011, by and between UTC I, LLC, an Oklahoma limited liability company ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 23, 2010, as amended, for the purchase and sale of Area 1 A and 1 B of University Town Shopping Center located in Norman, Oklahoma and as legally described by the contract (the “Agreement”).

WHEREAS, Seller and Purchaser have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.

The following paragraph shall be inserted at the end of Section 3(a) of the Agreement: “The parties acknowledge and agree that Purchaser shall pay to Seller Two Hundred Thirty Thousand and No/100 Dollars ($230,000.00) of the Unfunded Purchase Price (as defined in Section 20 of the Agreement) on the Closing Date (the “Unfunded Purchase Price Advance”).  The parties further acknowledge and agree that the Unfunded Purchase Price Advance shall be deducted from a portion of the Unfunded Purchase Price proceeds earned by Seller and paid by Purchaser at the first Earnout Closing during the Earnout Period.”

2.

The final sentence of the first paragraph of Section 20 of the Agreement is amended by deleting the number “4,500” and inserting the number “5,850” therein.

3.

This Tenth Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Tenth Amendment. Each person executing this Tenth Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Tenth Amendment.  Any counterpart to this Tenth Amendment may be executed by facsimile copy and shall be binding on the parties.

University Town Center

Tenth Amendment to Letter Agreement

The Agreement shall remain in full force and effect, as modified hereby.

SELLER:

UTC I, LLC, an Oklahoma limited liability company

By: /s/ John Collett

Name: John Collett

Its: Manager

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:

/s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

Title: Vice President